                                                                  EXHIBIT 10.69


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                                FINANCE AGREEMENT


                                     BETWEEN


                          TEBEREBIE GOLDFIELDS LIMITED


                                       AND


                    OVERSEAS PRIVATE INVESTMENT CORPORATION




                          DATED AS OF OCTOBER 25, 1996


                                                            [OPIC/641-95-353-IG]

================================================================================


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

                                             TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
 ARTICLE I    DEFINITIONS ...............................................................................   1
      Section 1.01.   Definitions .......................................................................   1
      Section 1.02.   Interpretation ....................................................................  12
      Section 1.03.   Project Cost ......................................................................  13

 ARTICLE II.  AMOUNT AND TERMS OF THE LOAN ..............................................................  13
      Section 2.01.   Amount and Disbursement ...........................................................  13
      Section 2.02.   Commitment Fee ....................................................................  14
      Section 2.03.   Cancellation of the Commitment ....................................................  14
      Section 2.04.   Maintenance Fee ...................................................................  14
      Section 2.05.   Interest ..........................................................................  14
      Section 2.06.   Repayment of the Loan .............................................................  15
      Section 2.07.   Voluntary Prepayment ..............................................................  15
      Section 2.08.   Mandatory Prepayment ..............................................................  15
      Section 2.09.   Facility Fee ......................................................................  16
      Section 2.10.   Taxes .............................................................................  16
      Section 2.11.   Miscellaneous .....................................................................  17

 ARTICLE III. REPRESENTATIONS AND WARRANTIES ............................................................  19
      Section 3.01.   Existence and Power of the Company ................................................  19
      Section 3.02.   Authority of the Company ..........................................................  19
      Section 3.03.   Compliance with Agreements ........................................................  20
      Section 3.04.   Financial Condition ...............................................................  20
      Section 3.05.   Capitalization of the Company .....................................................  20
      Section 3.06.   Bank Accounts .....................................................................  21
      Section 3.07.   Subsidiaries ......................................................................  21
      Section 3.08.   Relationships between the Company and its Parent Companies ........................  21
      Section 3.09.   Liens .............................................................................  21
      Section 3.10.   Taxes and Reports .................................................................  22
      Section 3.11.   Defaults ..........................................................................  22
      Section 3.12.   Litigation ........................................................................  22
      Section 3.13.   Compliance with Law; Corrupt Practices ............................................  22
      Section 3.14.   Easements, Property Interests, Utilities, Etc .....................................  23
      Section 3.15.   Environmental Matters .............................................................  23
      Section 3.16.   Project Cost and Project Completion ...............................................  23
      Section 3.17.   Projections .......................................................................  24
      Section 3.18.   Disclosure ........................................................................  24




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                                      -ii-


ARTICLE IV. CONDITIONS PRECEDENT TO FIRST DISBURSEMENT ..................................................  24
     Section 4.01.   Corporate Authorization ............................................................  24
     Section 4.02.   Funding Arrangements ...............................................................  25
     Section 4.03.   Financing Documents ................................................................  25
     Section 4.04.   Government Approvals ...............................................................  28
     Section 4.05.   Land ...............................................................................  28
     Section 4.06.   Insurance ............................................................. ............  28
     Section 4.07.   Appointment of Agent ...............................................................  28
     Section 4.08.   Legal Opinions .....................................................................  29
     Section 4.09.   Environmental Impact Assessment; Environmental Recommendations......................  29
     Section 4.10.   Other Documents ....................................................................  29

ARTICLE V. CONDITIONS PRECEDENT TO EACH DISBURSEMENT ....................................................  29
     Section 5.01.   Representations and Defaults .......................................................  29
     Section 5.02.   Change in Circumstances ............................................................  30
     Section 5.03.   Certification ......................................................................  30
     Section 5.04.   Financial Information and Construction Progress ....................................  30
     Section 5.05.   Equity Investment ..................................................................  30
     Section 5.06.   Payment or Reimbursement of Expenses ...............................................  31
     Section 5.07.   Funding Arrangements ...............................................................  31

ARTICLE VI. AFFIRMATIVE COVENANTS .......................................................................  31
     Section 6.01    Project Completion..................................................................  31
     Section 6.02.   Company Operations .................................................................  32
     Section 6.03.   Maintenance of Rights and Compliance with Laws .....................................  32
     Section 6.04.   Government Approvals; Foreign Exchange Consents ....................................  32
     Section 6.05.   Retention Accounts .................................................................  33
     Section 6.06.   Maintenance of Insurance ...........................................................  33
     Section 6.07.   Accounting and Financial Management ................................................  35
     Section 6.08.   Financial Statements and Other Information .........................................  36
     Section 6.09.   Access to Records; Inspection; Meetings ............................................  38
     Section 6.10.   Notice of Default and Other Matters ................................................  38
     Section 6.11.   Security Documents .................................................................  38
     Section 6.12.   Financial Ratios ...................................................................  39
     Section 6.13.   Environmental Requirements .........................................................  39

ARTICLE VII. NEGATIVE COVENANTS .........................................................................  40
     Section 7.01.   Mortgage and Lien Restrictions .....................................................  40
     Section 7.02.   Indebtedness .......................................................................  41
     Section 7.03.   Debt Service Coverage Ratio ........................................................  42
     Section 7.04.   Prepayment of Indebtedness under the SEB Credit Agreements .........................  42
     Section 7.05.   No Alteration of Agreements ........................................................  42
     Section 7.06.   Restricted Payments ................................................................  43
     Section 7.07.   Conduct of Business with Sponsor ...................................................  44
     Section 7.08.   Conduct of Business with Government ................................................  44



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                                     -iii-


     Section 7.09.   Sale of Assets; Mergers ............................................................  44
     Section 7.10.   Lease Obligations ..................................................................  45
     Section 7.11.   Hedging Arrangements ...............................................................  45
     Section 7.12.   Ordinary Conduct of Business .......................................................  45
     Section 7.13.   Worker Rights ......................................................................  46

ARTICLE VIII. DEFAULTS AND REMEDIES .....................................................................  46
     Section 8.01.   Events of Default ..................................................................  46
     Section 8.02.   Remedies upon Event of Default .....................................................  49
     Section 8.03.   Jurisdiction and Consent to Suit ...................................................  49
     Section 8.04.   Judgment Currency ..................................................................  50
     Section 8.05.   Immunity ...........................................................................  50

ARTICLE IX. MISCELLANEOUS ...............................................................................  51
     Section 9.01.   Notices ............................................................................  51
     Section 9.02.   English Language ...................................................................  52
     Section 9.03.   Governing Law ......................................................................  53
     Section 9.04.   Succession .........................................................................  53
     Section 9.05.   Survival of Agreements .............................................................  53
     Section 9.06.   Integration; Amendments ............................................................  53
     Section 9.07.   Severability .......................................................................  53
     Section 9.08.   No Waiver ..........................................................................  53
     Section 9.09.   Waiver of Jury Trial ...............................................................  54
     Section 9.10.   Waiver of Litigation Payments ......................................................  54
     Section 9.11.   Indemnity ..........................................................................  54
     Section 9.12.   Further Assurances .................................................................  55
     Section 9.13.   Counterparts .......................................................................  55

SCHEDULES
---------

     3.05        Capitalization of the Company
     3.06        Bank Accounts
     3.15        Environmental Exceptions
     4.04        Government Approvals
     6.13        Exceptions to Environmental Standards
     8.03        Arbitration Provisions
     X           Environmental Standards

EXHIBITS
--------

    A        Form of Debenture

    B        Form of Disbursement Request

    C        Form of Instrument of Charge

    D        Form of Intercreditor Agreement

    E        Form of New York Account Security Agreement

    F        Form of Promissory Note

    G        Form of Project Completion Agreement

    H        Form of Refiner Consent

    I        Form of Security Agreement

    J        Form of Self-Monitoring Questionnaire

    K        Form of Share Retention Agreement

    L        Form of Subordination Agreement

                                FINANCE AGREEMENT

     AGREEMENT, dated as of October 25, 1996, between TEBEREBIE GOLDFIELDS LIMITED, a corporation organized and existing under the laws of the Republic of Ghana (the "COMPANY"), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC"),

                              W I T N E S S E T H:

     WHEREAS, the Company intends to expand its existing gold mine operations located southwest of the town of Tarkwa in western Ghana (the "Teberebie Mine") in order to increase the Teberebie Mine's output from approximately 235,000 to in excess of 400,000 troy ounces of gold per year; and

     WHEREAS, to secure a portion of the financing for the Project (as defined below), the Company has requested that OPIC provide a Loan or Loans (as defined below) in an amount up to U.S. $19,000,000 pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended, which OPIC is willing to do on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:



                                   ARTICLE I.
                                  DEFINITIONS

SECTION 1.01. DEFINITIONS.

     Unless otherwise provided, capitalized terms used herein shall have the definitions specified below:

     "ADJUSTED NET INCOME" for any period means Net Income for such period, excluding therefrom any extraordinary or non-recurring items, any unusual items of gain or loss not incurred in the ordinary course of business and any non-cash gains or losses included in arriving at Net Income for such period, PLUS (without duplication) (a) the aggregate amounts deducted in determining Net Income for such period in respect of (i) net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and other non-cash charges), (ii) interest expense forming part of Debt Service, and (iii) income taxes MINUS (b) any increase in Net Working Capital from the beginning to the end of such period.

     "AFFILIATE" means, with respect to any Person, (i)any other Person that is directly or indirectly controlled by, under common control with or controlling such Person; (ii) any other Person owning beneficially or controlling five percent (5%) or more of the equity interest in such Person; (iii) any officer, director or partner of such Person; or
          (iv) any spouse or relative of such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

     "AGREEMENT" means this Finance Agreement between the Company and OPIC.

     "AUTHORIZED OFFICER" means, with respect to any Person, its Chairperson, Managing Director, Director, President, Secretary or Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer thereof, and any other officer designated in writing by such Person as having been authorized to execute and deliver this Agreement, the Notes, any of the other Financing Documents to which it is or will be a party, or any other notice or instrument contemplated hereunder.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banks are authorized by law to close in the City of New York or Washington, D.C., United States of America.

     "CAPITAL EXPENDITURES" for any period means all expenditures for property, plant and equipment and other expenditures for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) as the same are, or would be, set forth in a statement of cash flows for such period prepared in accordance with U.S. GAAP, excluding (a) not more than $54,000,000 of capital expenditures that constitute part of the total cost of the Project referred to in Section 1.03 and (b) any expenditures for the restoration or replacement of any capital asset in respect of which proceeds of any property or casualty insurance have been received, to the extent financed by such insurance proceeds.

     "CASH AVAILABLE FOR DEBT SERVICE" for any period means the difference between (a) Adjusted Net Income for such period and (b) Capital Expenditures for such period.

     "CATERPILLAR LOAN" means Indebtedness of the Company to Caterpillar
          Financial Services Corporation pursuant to the Caterpillar Loan Agreements in an aggregate principal amount not to exceed $20,513,200 at any time outstanding.

     "CATERPILLAR LOAN AGREEMENTS" means (a) the Loan Agreement dated as of
          August 30, 1996 between the Company and Caterpillar Financial Services Corporation, together with one associated promissory note of the Company that has not yet been dated, a copy of which has been provided to OPIC, in the principal amount of $347,882.90, two associated promissory notes of the Company dated October 2, 1996 in the respective principal amounts of $2,459,339.85 and $356,943.05, and seven associated promissory notes of the Company dated September 10, 1996, copies of which have been provided to OPIC, in the respective principal amounts of $224,168.12, $46,750.00, $448,031.60,
          $475,624.30, $1,011,881.65, $1,011,881.65, and $39,299.75, (b) the
          Loan Agreement dated as of May 16, 1996 between the Company and Caterpillar Financial Services Corporation, together with four associated promissory notes of the Company dated May 31, 1996, copies of which have been provided to OPIC, in the principal amounts of $747,145.75, $475,624.30, $2,451,179.85, and $2,023,763.30; and (c)
          the Loan Agreement dated as of April 23, 1996, between the Company and Caterpillar Financial Services Corporation, together with two associated promissory notes of the Company dated April 23, 1996, copies of which have been provided to OPIC, in the principal amounts of $6,713,030.55 and $1,680,389.65.

     "CHARTER DOCUMENTS" means, in respect of any company, corporation, partnership, governmental agency or other enterprise, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute, or similar instrument, including but not limited to the Regulations of the Company.

     "CLOSING DATE" means any Business Day on which a Disbursement is made.

     "COMMITMENT" means OPIC's commitment to guarantee a Loan or Loans in an amount not to exceed $19,000,000 less (i) the portion thereof which pursuant to Section 2.03 has been canceled or has been deemed canceled and (ii) any Loan amounts repaid or prepaid.

     "COMMITMENT FEE" has the meaning set forth in Section 2.02.

     "COMMITMENT LETTER" means the letter agreement among the Company, the Sponsor, and OPIC, dated September 29, 1995, as amended.

     "COMMITMENT PERIOD" means the period commencing on the date hereof and ending on the earlier of (i) the first date on which the sum of the amounts of the disbursements of the Loan equals the amount of the Commitment and (ii) September 30, 1997.

     "COMPANY" means Teberebie Goldfields Limited, a corporation organized and existing under the laws of the Republic of Ghana.

     "COMPLETION DATE" has the meaning set forth in the Project Completion
          Agreement.

     "CORPORATE SERVICES AGREEMENTS" means the Corporate Services Agreement dated as of October 9, 1995 between the Company and PGL and the Corporate Services Agreement dated as of October 9, 1995 between PGL and the Sponsor and any renewal or extension of either thereof.

     "CORRUPT PRACTICES LAWS" means (i) the Foreign Corrupt Practices Act of
          1977 (Pub.L. No. 95-213, Sections 101-104), as amended, and (ii) any other law, regulation, order, decree or directive having the force of law and relating to bribery, kick-backs, or similar business practices.

     "CURRENT ASSETS" means assets treated as current assets under U.S. GAAP.

     "CURRENT LIABILITIES" means all Indebtedness and liabilities, in each case due on demand or to become due within one year, and other liabilities treated as current liabilities under U.S. GAAP.

     "DEBENTURE" means the Debenture entered into or to be entered into between the Company and OPIC substantially in the form of Exhibit A.

     "DEBT SERVICE" means, for any period, all payments made or required to be made or to have been made by the Company during such period in respect of any of its Indebtedness (other than payments in reimbursement of out-of-pocket expenses incurred in connection with any such Indebtedness and other than Indebtedness referred to in Section 7.02(b) or 7.02(f)).

     "DEBT SERVICE COVERAGE RATIO" means the ratio of (a) the Company's Cash
          Available for Debt Service for the four most recently completed fiscal quarters of the Company, taken as a single accounting period, to (b) the Debt Service of the Company for such period of four completed fiscal quarters.

     "DEED OF WARRANTY" means the Deed of Warranty Confirmation and Conditions between the Government of the Republic of Ghana and the Company, dated December 3, 1987.

     "DISBURSEMENT" means the disbursement of the Loan.

     "DISBURSEMENT REQUEST" means a request for disbursement of the Loan substantially in the form of Exhibit B.

     "DOLLARS" or "$" means United States dollars.

     "ECOBANK DOCUMENTATION" means the letter agreement dated November 2, 1995, a copy of which has been provided to OPIC, between the Company and Ecobank Ghana Ltd.

     "ENVIRONMENTAL STANDARDS" means the standards attached hereto as
          Schedule X.

     "EQUIPMENT MORTGAGES" means

          (a) the Debenture dated the 21st day of November, 1989, issued by the Company in favor of SEB, as supplemented by the Further Charge (Debenture) dated the 29th day of September, 1995, and the Further Charge (Debenture) dated the 30th day of September, 1996, to the extent it establishes in favor of SEB a first charge on the assets described therein as of the date hereof to secure Indebtedness referred to in Section 7.02(d), but not to the extent it may now or hereafter establish a Lien on any other asset or secure any other Indebtedness of the Company; and

          (b) the Chattel Mortgage dated April 23, 1996 between the Company and Caterpillar Financial Services Corporation, to the extent it establishes in favor of Caterpillar Financial Services Corporation a Lien on (i) the "Present Security" listed on Schedule 1 thereto, as in effect on the date hereof; (ii) the equipment described in four Acknowledgments executed by the Company and dated May 31, 1996, as in effect on the date hereof, copies of which have been delivered to OPIC; (iii) the equipment described in seven Acknowledgments executed by the Company and dated September 10, 1996, as in effect on the date hereof, copies of which have been delivered to OPIC; and (iv) one new Caterpillar shovel Model 5230 (7LL00064) and two new Drilltech Drills Model D245SH (serial numbers 731162 and 762181), each ordered by the Company before the date hereof, all to secure Indebtedness referred to in Section 7.02(h), but not to the extent it may now or hereafter establish a Lien on any other asset or secure any other Indebtedness of the Company.

     "EQUIPMENT PURCHASE CONTRACTS" means, at any time, all agreements then in force pursuant to which the Company has acquired or has the right to acquire crusher or earth moving equipment or spare parts.

     "EVENT OF DEFAULT" has the meaning set forth in Section 8.01.

     "EXISTING HEDGING CONTRACTS" means at any time, all agreements then in force pursuant to which the Company has entered into or may in the future enter into any Hedging Arrangements, including without limitation (on the date hereof) the Master Gold Trading and Hedging Services Agreement, dated as of January 1, 1993, between the Company and Billiton Marketing and Trading B.V. and the Terms and Conditions for Bullion Trading dated September 29, 1993 between the Company and The Chase Manhattan Bank, N.A.

     "EXPANSION LOAN AGREEMENT" means the Series D Unsecured Bridge Notes numbered PGI-01 through PGI-08 executed by the Company in favor of the Sponsor in an aggregate original principal amount of $12,100,000.

     "FACILITY FEE" has the meaning set forth in Section 2.10.

     "FINANCIAL STATEMENTS" means, with respect to any Person, such Person's quarterly or annual balance sheet and statements of income, retained earnings, and sources and application of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous Fiscal Year, each prepared in Dollars in accordance with U.S. GAAP, PROVIDED that any such quarterly balance sheets or statements of income, retained earnings or sources and application of funds will be unaudited, will be subject to normal year-end audit adjustments and, to the extent that they will not include footnotes, need not be in accordance with U.S. GAAP.

     "FINANCING DOCUMENTS" has the meaning set forth in Section 4.03.

     "FISCAL YEAR" means, with respect to the Company, the period beginning on January 1 and ending on December 31 of each year.

     "FUNDING DOCUMENTS" has the meaning set forth in Section 4.02.

     "FUNDING SPREAD" means the number of basis points in excess of the Interest
          Index required in connection with the Funding Documents.

     "HEDGING ARRANGEMENT" means any interest rate or currency swap, future, option, cap, collar, ceiling, hedge, or other interest rate protection agreement or foreign exchange contract, or any other agreement or arrangement designed to protect against or benefit from fluctuations in interest rates, currency values, or the price of gold or any other commodity.

     "INDEBTEDNESS" of any Person means, at any date (i) any obligation of such Person for borrowed money or arising out of any credit facility, including any obligation or credit facility denominated in gold or any other commodity, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation of such Person to pay the deferred purchase price of property or services, (iv) any obligation of such Person under conditional sales or other title retention agreements, (v) the net aggregate rentals under any lease by such Person as lessee that under U.S. GAAP would be capitalized on the books of the lessee or is the substantial equivalent of the financing of the property so leased, (vi) any obligation of such Person to purchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property, (vii) any obligation of such Person secured by any Lien upon property, (viii) any Indebtedness of others secured by a Lien on any asset of such Person, and (ix) any Indebtedness of others guaranteed, directly or indirectly, by such Person.

     "INDEMNIFIED PERSONS" has the meaning set forth in Section 9.11.

     "INSTRUMENT OF CHARGE" means the Instrument of Charge entered into or to be entered into between the Company and OPIC, substantially in the form of Exhibit C.

     "INTERCREDITOR AGREEMENTS" means the Intercreditor Agreements entered into or to be entered into between OPIC and Caterpillar Financial Services Corporation and between OPIC and Skandinaviska Enskilda Banken AB
          (publ), each substantially in the form of Exhibit D.

     "INTEREST RATE" has the meaning set forth in Section 2.05.

     "LIEN" means any lien, pledge, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

     "LOAN" means, on any date, the aggregate of the outstanding unpaid principal amounts of the Notes then outstanding.

     "LOAN DOCUMENTS" has the meaning set forth in Section 4.03.

     "LOAN MATURITY DATE" means September 15, 2003.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the Project, (ii) the business, operations, prospects, condition (financial or otherwise), or property of the Company or (until the date of Project Completion) the Sponsor, (iii) the ability of the Company or any other party to perform in a timely manner its material obligations under any of the Financing Documents, (iv) the validity or enforceability of any material provision of any Financing Document, (v) the rights and remedies of OPIC, if any, under any of the Financing Documents, or (vi) the Liens provided to OPIC under the Security Documents.

     "MINING LAW" means the Minerals and Mining Law, 1986 (P.N.D.C.L. 153) of
          Ghana, as amended by the Minerals and Mining (Amendment) Act, 1994 (Act 475).

     "MINING LEASES" means the leases between the Government of the Republic of Ghana and the Company, dated February 2, 1988 and June 18, 1992, which grant the Company the exclusive right to work, develop, and produce gold and associated minerals in its mining concession subject to the Mining Law.

     "NET WORKING CAPITAL" as of any date the difference between (a) current assets (other than cash) and (b) current liabilities (other than current portion of Debt Service) in each case that are (or would be) shown on a balance sheet of the Company as of such date.

     "MOF LETTER" means the letter, dated October 2, 1996, of the Minister of Finance and Economic Planning of Ghana addressed to the Directors of PGL and to OPIC which has been furnished to OPIC.

     "NEW YORK ACCOUNT SECURITY AGREEMENT" means the New York Account
          Security Agreement entered into or to be entered into among the Company, Chase Manhattan Bank (National Association) and OPIC substantially in the form of Exhibit E.

     "NET INCOME" means, with respect to any Person for any fiscal period, the net income of such Person for such period after Taxes but before extraordinary items, determined in accordance with U.S. GAAP.

     "NEW SEB LOAN" means Indebtedness of the Company to Skandinaviska Enskilda
          Banken AB (publ) pursuant to the New SEB Credit Agreement in an aggregate principal amount not to exceed the Dollar equivalent (at the exchange rate set forth therein) of SEK 94,500,000 at any time outstanding.

     "NEW SEB CREDIT AGREEMENT" means the Credit Agreement dated March 11, 1996 between the Company and Skandinaviska Enskilda Banken AB (publ), as amended by supplemental agreements dated September 20, 1996 and October 11, 1996.

     "NOTE" means any promissory note issued by the Company pursuant to this Agreement substantially in the form of Exhibit F and any note issued in substitution or exchange therefor.

     "OPIC" means Overseas Private Investment Corporation, an agency of the United States of America.

     "OPIC BILATERAL" means the Agreement of September 30, 1958, between the
          United States of America and Ghana, as supplemented by the Agreement between the United States and Ghana effected by exchange of notes signed at Accra and Osu March 3, 1967.

     "OPIC SPREAD" means two and sixty-five hundredths percent (2.65%) per annum.

     "PAYING AGENT" means The First National Bank of Boston, a banking corporation organized and existing under the laws of the United States of America, or any successor or successors thereto designated as Paying Agent under the Funding Documents.

     "PAYMENT DATE" means each September 15 and March 15, commencing March 15,
          1997, until the Loan and all amounts due hereunder or under the Notes are paid in full, unless such date is not a Business Day, in which case the Payment Date will be the next succeeding Business Day.

     "PERMITTED LIENS" means Liens that the Company is permitted under the terms of Section 7.01 to create, assume or permit to exist.

     "PERSON" means and includes (i) an individual, (ii) a legal entity, including but not limited to, a partnership, a joint venture, a corporation, a trust, and an unincorporated organization, and (iii) a government or any department or agency thereof.

     "PGH" means Pioneer Goldfields Holdings, Inc., a Delaware corporation.

     "PGL" means Pioneer Goldfields Limited, a limited liability company organized and existing under the laws of Guernsey, the Channel Islands.

     "PREPAYMENT PREMIUM" has the meaning set forth in Section 2.08.

     "PROJECT" means the expansion of the Teberebie Mine intended to increase the output of the Teberebie Mine from approximately 235,000 to in excess of 400,000 troy ounces of gold per year, as more fully described in the Sponsor Disclosure Report; the report of Pincock, Allen & Holt, dated September 22, 1995, captioned "Due

          Diligence Review, Pioneer Goldfields Limited, Teberebie Gold Mine, Ghana, West Africa"; and the draft "Five-Year Business Plan (1996-2000) of TGL and PGL".

     "PROJECT COMPLETION" has the meaning set forth in Section 3 of the Project
          Completion Agreement.

     "PROJECT COMPLETION AGREEMENT" means the Project Completion Agreement entered into or to be entered into among the Sponsor, the Company, and OPIC substantially in the form of Exhibit G.

     "PROJECT DOCUMENTS" has the meaning set forth in Section 4.03.

     "PROJECT SCHEDULE" means a document in form and substance satisfactory to OPIC setting forth quarterly milestones in the execution of the Project.

     "REFINER CONSENTS" means the Consents entered into or to be entered into by each party to any Refining Contracts other than the Company substantially in the form of Exhibit H.

     "REFINING CONTRACTS" means, at any time, all agreements then in force pursuant to which the Company has the right to sell gold, gold dore or gold ore, including without limitation (on the date hereof) the Company's agreements with (i) Johnson Matthey PLC, dated April 1, 1996, and (ii) Metalor, Metaux Precieux SA Metalor, dated April 18, 1995.

     "RESTRICTED PAYMENTS" means (i) any dividend or other distribution to the holders of any class of shares of the Company's capital stock (other than dividends payable solely in shares of the Company's capital stock); (ii) any direct or indirect payment (other than payments made solely in shares of the Company's capital stock) on account of the purchase, acquisition, redemption, or retirement of any shares of the Company's capital stock or any option, warrant, or right to acquire shares of the Company's capital stock; (iii) any payment, whether of principal, interest, fees, expenses or otherwise, in respect of any Indebtedness owed to the Sponsor or any Affiliate of the Sponsor (except for repayment on or before the Closing Date of Indebtedness referred to in Section 7.02 (e)); and (iv) any other payment of fees or compensation, or transfer of any asset, to the Sponsor or any Affiliate of the Sponsor other than an aggregate of not more than $500,000 of compensation determined on an arm's-length basis paid by the Company to PGL and its Affiliates in any Fiscal Year pursuant to the Corporate Services Agreements and an aggregate of not more than $1,000,000 of amounts paid in any Fiscal Year to reimburse PGL or any Affiliate of PGL for the cost of services provided to or for the benefit of the Company by any third-party service provider pursuant to the terms of the Corporate Services Agreements.

     "SEB" means Skandinaviska Enskilda Banken, a bank organized in Sweden.

     "SEB CREDIT AGREEMENTS" means the two Credit Agreements dated May 31, 1989, and June 1, 1993, respectively, between the Company and SEB.

     "SECURITY AGREEMENT" means the Security Agreement entered into or to be entered into between the Company and OPIC substantially in the form of
          Exhibit I.

     "SECURITY DOCUMENTS" has the meaning set forth in Section 4.03.

     "SELF-MONITORING QUESTIONNAIRE" means the Annual Self-Monitoring
          Questionnaire attached hereto as Exhibit J, as the same may be revised and supplemented by OPIC from time to time.

     "SHARE RETENTION AGREEMENT" means the Share Retention Agreement entered into or to be entered into between the Sponsor and OPIC substantially in the form of Exhibit K.

     "SPONSOR" means The Pioneer Group, Inc., a Delaware corporation.

     "SPONSOR DISCLOSURE REPORT" means the U.S. Sponsor Disclosure Report dated
          August 11, 1995 that the Sponsor has submitted to OPIC.

     "SPONSOR GUARANTEES" means any guarantee or guarantees of the Company's obligations to SEB or OPIC executed by the Sponsor in favor of SEB or OPIC at any time.

     "SPOT MARKET PRICE OF GOLD" on any day means the most recent London gold market pm spot fixing in U.S. dollars.

     "SUBORDINATION AGREEMENT" means the Subordination Agreement entered into or to be entered into among the Sponsor, PGH, PGL, OPIC and the Company substantially in the form of Exhibit L.

     "TANGIBLE NET WORTH" means, as of any date for any Person, (i) the total stockholders' equity (including capital stock, paid-in capital and retained earnings, after deducting treasury stock and reserves) that would appear on such Person's Financial Statements prepared as of that date, plus (ii) the outstanding principal amount of Subordinated Debt (as defined in the Subordination Agreement) and unpaid interest thereon, less (iii) the aggregate book value of all intangible assets (other than the Company's capitalized costs of development of the Project, to the extent not otherwise included in such total as determined in accordance with U.S. GAAP) that would be shown on such Person's Financial Statements as of that date (including, without limitation, goodwill, leases, licenses, concessions, patents, trademarks, trade names, copyrights, franchises, and unrealized appreciation of assets but excluding in each case any such capitalized costs of development).

     "TAXES" has the meaning set forth in Section 2.11.

     "TEBEREBIE MINE" means the Company's gold mine operations located approximately six kilometers southwest of the town of Tarkwa in western Ghana.

     "TOTAL LIABILITIES" of any Person means, at any date, all or any liabilities, obligations and reserves, contingent or otherwise, which, in accordance with U.S. GAAP, would be reflected as a liability on a balance sheet of such Person as at such date other than outstanding principal of Subordinated Debt and unpaid interest thereon.

     "TREASURY COST" means, with respect to any amount, the cost to OPIC of funds obtained from the United States Department of Treasury (or any account maintained therewith) in an amount equal to such amount.

     "U.S. GAAP" means generally accepted accounting principles in the United
          States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.


SECTION 1.02. INTERPRETATION.

     In this Agreement, unless otherwise indicated or otherwise required by the context:

     (a) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time;

     (b) All references to an "Article", "Section", "Schedule", or "Exhibit" are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto and made a part hereof;

     (c) The table of contents, article and section headings, and other captions in this Agreement are for the purpose of reference only and do not limit or affect its meaning;

     (d) Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

     (e) Accounting terms used herein but not defined in Section 1.01 shall have the respective meanings given to them under U.S. GAAP;

     (f) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

     (g)  Any reference herein to a time of day is to Washington, D.C. time.


SECTION 1.03. PROJECT COST.


     The total cost of the Project (including provisions for contingencies) is estimated to be the equivalent of $74,000,000 to be funded as follows:


           Senior Debt:                            Amount
           ------------                            ------
           the Loan                                $19,000,000

           the Caterpillar Loans                    20,512,936
           the New SEB Loan                         14,000,000
                                                   (estimated Dollar equivalent)
           Equity:
           -------
           Company funds from
           operations                               20,487,064

           Total Funding:                          $74,000,000
           --------------



                                   ARTICLE II.
                          AMOUNT AND TERMS OF THE LOAN

SECTION 2.01. AMOUNT AND DISBURSEMENT.

     (a) COMMITMENT. Subject to the terms and conditions hereof, OPIC agrees to provide, a loan for the Project in the principal amount of not more than $19,000,000. Disbursements of the Loan hereunder shall only be made from the date hereof through the end of the Commitment Period.

     (b) DISBURSEMENT; TERM. Subject to the satisfaction of the conditions set forth in Articles IV and V, the Company may request a Disbursement of the Loan by delivering a Disbursement Request to OPIC not less than 10 Business Days prior to the Closing Date. Each

Disbursement shall be evidenced by one or more (as OPIC may specify) Notes in an aggregate principal amount equal to the principal amount of the Disbursement and dated the Closing Date. All Notes shall be issued for a term ending on or before the Loan Maturity Date. The amount of the Loan shall not exceed the amount of the Commitment.

     (c) NUMBER AND AMOUNT OF DISBURSEMENTS. The Loan hereunder shall be disbursed in one Disbursement, which shall be in an amount of $10,000,000 or a multiple of $1,000,000 in excess thereof.


SECTION 2.02. COMMITMENT FEE.

     Commencing from the date hereof and continuing through the Commitment Period, a commitment fee (the "COMMITMENT FEE") shall accrue on a daily basis at the rate of one-half percent (0.5%) per annum on the undisbursed and uncancelled amount of the Commitment. The Commitment Fee shall be payable in arrears to OPIC on each Payment Date and on the date of expiration of the Commitment Period.


SECTION 2.03. CANCELLATION OF THE COMMITMENT.

     The Company may cancel any portion of the Commitment to the extent of any undisbursed portion of the Commitment upon payment to OPIC of a cancellation fee (the "Cancellation Fee") equal to one and one-half percent (1.50%) of the amount canceled. Any portion of the Commitment that for any reason expires or is terminated without being disbursed shall be deemed to have been canceled, and the Cancellation Fee shall apply.


SECTION 2.04. MAINTENANCE FEE.

     The Company shall pay to OPIC an annual maintenance fee of $5,000 on each March 15, so long as any part of the Loan remains outstanding.


SECTION 2.05. INTEREST.

     (a) INTEREST RATE. On each Payment Date the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of each Note at the rate ("Interest Rate") specified in such Note, which Interest Rate shall be a fixed rate per annum, set as of the date of Disbursement in accordance with the Funding Documents, equal to the sum of:

          (i)  a market rate of interest for fixed-rate loans; and
          (ii) the OPIC Spread.

     (b) DEFAULT INTEREST. If the Company fails to pay in full when due any principal or interest on any Note, or any other amount due hereunder or under any other Financing Document, the Company shall pay to the order of OPIC on demand interest on such at a rate equal to the sum of (i) the Treasury Cost for such amount; (ii) the OPIC Spread; and (iii) to the extent permitted by applicable law, two percent (2.0%) per annum.


SECTION 2.06. REPAYMENT OF THE LOAN.

     The Company shall repay the Loan in approximately equal semi-annual installments payable on each Payment Date commencing on March 15, 1998 and ending on September 15, 2003.


SECTION 2.07. VOLUNTARY PREPAYMENT.

     At any time after the end of the Commitment Period, and in accordance with the terms of the applicable Funding Documents, the Company may prepay the Loan in whole or in part upon the payment to OPIC of the following premiums (each a "PREPAYMENT PREMIUM"), each expressed as a percent of the principal amount prepaid and each in addition to any prepayment premium set forth in the Funding
Documents: if prepayment occurs in the twelve month period commencing with (i) the last day of Commitment Period, the Prepayment Premium shall be three percent (3%); (ii) the first anniversary of the last day of the Commitment Period, the Prepayment Premium shall be two percent (2%); (iii) the second anniversary of last day of Commitment Period, the Prepayment Premium shall be one percent (1%); and (iv) thereafter without Prepayment Premium. The amount of any such voluntary prepayment shall be applied to the repayment schedule provided for in Section
2.07 in inverse order of maturity.


SECTION 2.08. MANDATORY PREPAYMENT.

     Prepayment of the Loan shall be mandatory, and the Company shall reduce the amount of the Loan, in the event that, and in the amount by which:

     (a) the aggregate amount of insurance proceeds received by the Company for or in respect of its properties or assets during any Fiscal Year, which are not applied or committed within 180 days after the receipt thereof to the repair or replacement of such properties or assets, exceeds $2,000,000; and

     (b) the amount by which (x) the sum of (i) Restricted Payments made in any Fiscal Year and (ii) any other payment to the Sponsor or any Affiliate of the Sponsor referred to in Section 7.06(b) made in such Fiscal Year exceeds (y) (A) seventy percent (70%) of the Company's Net Income for the preceding Fiscal Year, as reflected in the Company's audited Financial Statements or (B) if audited Financial Statements for such preceding Fiscal Year have not yet been delivered to OPIC but at least 90 days have passed from the end of such preceding Fiscal Year, thirty-five percent (35%) of the Company's Net Income for such preceding Fiscal Year, as shown in the Company's unaudited Financial Statements for such preceding Fiscal Year, as certified to OPIC by an Authorized Officer of the Company before such Restricted Payment is made. No Restricted Payments referred to in clause (B) of the foregoing sentence may be made unless arrangements satisfactory to OPIC shall have been made with respect to any part of such Restricted Payments that prove to have exceeded seventy percent (70%) of the Company's Net Income for the preceding Fiscal Year, as shown in the Company's audited Financial Statements for the repayment of such part to the Company or for the prepayment by the Company of a principal amount of the Loan equal to the amount of such part.

     The Company shall (i) within 10 Business Days after the occurrence of any event requiring funds to be applied to a prepayment pursuant to this Section, give notice to OPIC describing such event and specifying the principal amount of such prepayment and the Business Day (specified in accordance with the requirements of the applicable Funding Documents) on which such prepayment shall be made and (ii) on the Business Day so specified, make the prepayment required by this Section, together with accrued and unpaid interest and Prepayment Premium (if any) on the principal amount prepaid. Amounts applied to prepayment of the Loan pursuant to this Section shall be allocated among the outstanding Disbursements in accordance with the Funding Documents and shall be applied to the repayment schedule provided for in Section 2.07 in inverse order of maturity.

     For purposes of determining whether any Prepayment Premium is due, the Loan prepayment resulting from this Section 2.08 shall have the same effect as if such prepayment occurred pursuant to Section 2.07, except that solely with respect to Section 2.08(a) no Prepayment Premium shall be due.


SECTION 2.09. FACILITY FEE.

     The Company shall pay OPIC a facility fee (the "FACILITY FEE") of $470,000, all of which has been paid.


SECTION 2.10. TAXES.

     (a) All sums payable by the Company hereunder or under, the Notes or any Funding Document, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges, and all liabilities with respect thereto (collectively, to the extent they are thus with respect to sums payable by the Company hereunder or under the Notes or any Funding Document, referred to as "Taxes"), excluding any Taxes ("Certificateholder Taxes") for which any beneficial owner of an ownership interest in the Loan or in any certificate of participation evidencing an interest in payments due by the Company in respect of the Loan is expressly stated in the Funding Documents to be liable. In the event that the Company is prohibited by law from making payments hereunder or under, the Notes or any Funding Document free of such deductions or withholdings (other than Certificateholder Taxes), then the Company shall pay such additional amount as may be necessary in order that the actual amount received after such deduction or withholding shall equal the full amount stated to be payable hereunder, or there under, respectively.

     (b) The Company shall pay when due directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement, the Notes, the Security Documents or the Funding Documents, except for any Taxes or other liabilities that the Company is contesting in good faith by appropriate proceedings, PROVIDED that the Company hereby indemnifies OPIC and holds OPIC harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within 30 days after the payment by the Company of any Taxes, the Company shall furnish OPIC with the original or a certified copy of the receipt evidencing payment thereof, together with any other information OPIC may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made.

     (c) OPIC shall notify the Company of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Company, and upon notice from OPIC that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Company shall pay or reimburse OPIC therefor within 30 days of such notice.

     (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.


SECTION 2.11. MISCELLANEOUS.

     (a) PAYMENT OR REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse OPIC, upon request, OPIC's reasonable out-of-pocket costs and expenses incurred in connection with the Commitment Letter and the negotiation, preparation, execution and delivery, and implementation of this Agreement, the Notes, and the other Financing Documents, including, without limitation, (i) the reasonable fees and expenses of outside legal counsel, business advisors and consultants, (ii) the costs of reproducing and binding post-closing document transcripts (including up to five OPIC copies), (iii) travel expenses, and (iv) other such out-of-pocket expenses incurred by OPIC, including any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and the reasonable cost of travel) incurred by OPIC in preserving in full force and effect or enforcing its rights hereunder or under any of the Financing Documents or incurred in connection with the modification, amendment or waiver of any provision of any such document, including but not limited to release of the Liens in favor of OPIC arising under the Security Documents. Such payment shall be due and payable within 30 days after the Company's receipt of OPIC's request therefor from time to time and upon the execution of the Finance Agreement, PROVIDED that (x) to the extent of any portion of the Facility Fee that has been paid to OPIC, travel expenses incurred by OPIC staff shall be reimbursed out of such fee and (y) costs and expenses related to enforcement of any right of OPIC under any Financing Document shall be due and payable upon demand.

     (b) CURRENCY AND PLACE OF PAYMENT. All payments required hereunder shall be made in Dollars in immediately available funds without any offset or deduction for Taxes or otherwise to the Paying Agent as provided for in the Funding Documents or, as the case may be, to OPIC by wire transfer (via a United States domestic bank) to the following destination:

          U.S. Treasury Department
          New York, NY
          ABA No. 0210-3000-4
          TREAS NYC/CTR/BNF=AC71000001
          OBI=OPIC Loan No. 641-95-353-IG

     (c) COMPUTATION OF INTEREST ON NOTES AND FEES. Except as otherwise provided herein or in the Funding Documents or in any Note, interest, default interest, the Commitment Fee, and any other fees shall accrue on a daily basis and shall be computed on the basis of a 360-day year of twelve 30-day months.

     (d) APPLICATION OF PAYMENTS TO OPIC. Payments received by OPIC under this Agreement or with respect to any Note shall be applied to amounts due under this Agreement and under the Notes in such manner as OPIC in its sole discretion may determine to be appropriate, notwithstanding any instruction to the contrary from the Company.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to OPIC that:


SECTION 3.01. EXISTENCE AND POWER OF THE COMPANY.

     The Company is a corporation duly organized and validly existing, has been permitted to commence business, and is in good standing under the laws of Ghana. The Company is duly authorized to do business in each jurisdiction in which its business makes such authorization necessary and where the failure to be so authorized would reasonably be expected to have a Material Adverse Effect, has the requisite power to own and operate its properties, to carry on its business and the Project, to borrow money and create Liens on its rights, properties and assets as and to the extent contemplated by the Security Documents and to execute, deliver, and perform this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.


SECTION 3.02. AUTHORITY OF THE COMPANY.

     The Company's execution, delivery, and performance of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action; (ii) will not violate any applicable law, regulation, license, permit, ruling or order of any governmental authority, court or tribunal other than a violation that could not reasonably be expected to have a Material Adverse Effect; and (iii) will not breach, or result in the imposition of any Lien upon any of its assets (except as permitted by Section 7.01) under any of its Charter Documents or any agreement or other requirement by which it or any of its properties may be bound or affected, other than any breach of any such agreement or other requirement that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party will cause each such respective instrument to constitute a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No consent of any other Person, including shareholders of the Company, is required in connection with the execution, delivery, performance, validity, or enforceability of any of the Financing Documents, other than such consents as have been obtained or the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company's obligations hereunder and under the Notes will rank not less than pari passu with all of the Company's other unsecured Indebtedness and obligations.

SECTION 3.03. COMPLIANCE WITH AGREEMENTS.

     The Deed of Warranty and the Mining Leases are valid, binding, and enforceable obligations of the Government of Ghana, enforceable in accordance with their terms. Neither the Company nor, to the best knowledge of the Company, the Government of Ghana is in breach of any provision of the Deed of Warranty or either Mining Lease.


SECTION 3.04. FINANCIAL CONDITION.

     The Company's Financial Statements, dated June 30, 1996, which have been furnished to OPIC, are complete and correct and fairly present, in all material respects, its financial condition and results of its operations for the period then ended. It has no contingent obligation, liability for Taxes, material or long-term commitment, or outstanding Indebtedness of any kind except as disclosed in such Financial Statements other than liabilities not in excess of $1,000,000 in the aggregate outstanding at any one time incurred in ordinary course of business which would not be required to be disclosed in such Financial Statements in accordance with U.S. GAAP. Since the date of such Financial Statements there has been no change in the Company's financial condition or prospects that could have a Material Adverse Effect, and as of the date of this Agreement the Company has not made any Restricted Payment or declared any dividend or distribution payable to holders of any shares of its capital stock.


SECTION 3.05. CAPITALIZATION OF THE COMPANY.

     (a)  The authorized capital of the Company consists of (i) 9,000,000
Class A ordinary shares of no par value (the "Class A Shares"), of which 1,860,000 shares are issued and outstanding; and (ii) 1,000,000 Class B ordinary shares of no par value (the "Class B Shares"), of which 206,667 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding Class A Shares are owned beneficially and of record by PGL, and all of the issued and outstanding Class B Shares are owned beneficially and of record by the Government of the Republic of Ghana. Except as set forth on
Schedule 3.05, there are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of the Company.

     (b) One hundred percent of the issued and outstanding shares of capital stock of PGL is owned beneficially and of record by PGH, and all such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of PGL.

     (c) All of the issued and outstanding shares of capital stock of PGH are owned beneficially and of record by the Sponsor, and all such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of PGH.


SECTION 3.06. BANK ACCOUNTS.

     The Company has no bank accounts except those listed on Schedule 3.06.


SECTION 3.07. SUBSIDIARIES.

     The Company does not own or otherwise control any voting stock of, or have any ownership interest in, any other Person, including any other corporation or partnership.


SECTION 3.08. RELATIONSHIPS BETWEEN THE COMPANY AND ITS PARENT COMPANIES.

     Except pursuant to (a) the terms of the Corporate Services Contracts, (b) subrogation rights of the Sponsor arising from the Sponsor Guarantees, (c) arrangements for compensation of officers, employees or directors of the Company for their services as such at a rate established on an arm's length basis, or
(d) the Expansion Loan Agreement, the Company has no obligation or liability, contingent or actual, to the Sponsor or any Affiliate of the Sponsor, and there are no agreements or arrangements in existence pursuant to the terms of which the Company could in the future have any obligation or liability, contingent or actual, to the Sponsor or any Affiliate of the Sponsor.


SECTION 3.09. LIENS.

     The Security Documents are, or upon filing, recording or registration will be, effective to create in favor of OPIC valid, enforceable and perfected first (or, in the case of equipment of the Company that is subject to Liens under the Equipment Mortgages, second) Liens on all of the Company's assets intended to be covered thereby, including without limitation all rights of the Company (and of the Sponsor or any Affiliate of the Sponsor) under (i) all existing or future Refining Contracts; (ii) all existing or future agreements for the supply of fixtures, equipment or spare parts for use in its mining and exploration business, including without limitation the Equipment Purchase Contracts; (iii) the Deed of Warranty; (iv) the Mining Leases; and (v) any other agreements with the Government of the Republic of Ghana relating to the Teberebie Mine, subject in each case only to Permitted Liens. The Company does not have outstanding, nor is it contractually bound to create, any Lien on or with respect to, any of its other properties, assets, rights or revenues, except for Permitted Liens and except for Liens the Company may be obligated to create pursuant to the terms of the Existing Hedging Contracts.


SECTION 3.10. TAXES AND REPORTS.

     All tax returns and reports of the Company required by law to be filed in Ghana, and each governmental subdivision thereof, have been duly filed for periods ending prior to the date of this Agreement, and all Taxes, assessments, fees and other governmental charges due or reasonably anticipated to become due in respect of the Company, or any assets, income, or franchises of the Company, that if not paid could reasonably be expected to have a Material Adverse Effect, have been duly paid or have been adequately provided for on the books of the Company.


SECTION 3.11. DEFAULTS.

     No Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, has occurred and is continuing. Neither the Company nor, to the best knowledge of the Company, any other party is in breach of any provision of any contract to which the Company is a party, which breach could reasonably be expected to have a Material Adverse Effect.


SECTION 3.12. LITIGATION.

     No action, suit, other legal proceeding, arbitral proceeding or investigation is pending by or before any domestic or foreign court or governmental authority or in any arbitral or other forum, or, to the best knowledge of the Company, is threatened, against the Company or any of its properties or rights that (i) relates to any of the transactions contemplated by this Agreement or any other Financing Document, or (ii) has, or if adversely determined could reasonably be expected to have, a Material Adverse Effect.


SECTION 3.13. COMPLIANCE WITH LAW; CORRUPT PRACTICES

     (a) The Company is conducting its businesses in compliance in all material respects with all applicable laws, regulations, and authorizations of all relevant governmental authorities, noncompliance with which could have a Material Adverse Effect, and in compliance with its Charter Documents. The Company has duly obtained all consents, licenses, approvals, and authorizations and has effected all declarations, filings, and registrations necessary for the due execution, delivery and performance of this Agreement and each of the other Financing Documents to which it is or will be a party and in order to carry out and complete the Project.

     (b) Without limiting the effect of clause (a), the Company and its officers, directors, employees, and agents have complied with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, and privileges in respect of the Project, and are otherwise conducting the Project and the business of the Company in compliance with applicable Corrupt Practices Laws. The Company's internal management and accounting practices and controls are adequate to ensure compliance with applicable Corrupt Practices Laws.


SECTION 3.14. EASEMENTS, PROPERTY INTERESTS, UTILITIES, ETC.

     All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that can reasonably be expected to be necessary for the construction, completion and operation of the Project in accordance with applicable requirements of law and the Financing Documents (including, without limitation, gas, electrical, water and sewage services and facilities) have been procured or are commercially available for the Project, and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials and rights. No material licenses, trademarks, patents or other similar agreements are necessary for the construction, ownership, operation and maintenance of the Project.


SECTION 3.15. ENVIRONMENTAL MATTERS.

     Except as set forth on Schedule 3.15, the Company has duly complied, in all material respects, with, and its business, operations, assets, equipment, property, leaseholds, and other facilities are materially in compliance with, the provisions of all applicable environmental, health and safety laws, codes, ordinances and directives, and all rules and regulations promulgated thereunder. The Company (x) has been issued and will maintain all required permits, licenses, certificates and approvals relating to, and (y) has received no complaint, order, directive, claim, citation or notice by any governmental authority with respect to: (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (vi) other environmental, health or safety matters.


SECTION 3.16. PROJECT COST AND PROJECT COMPLETION.

     The Company's good faith estimate of the total cost of the Project (including provisions for contingencies) is $74,000,000 and the Company's good faith estimate of the date on which it will achieve Project Completion is December 31, 1998.

SECTION 3.17. PROJECTIONS.

     The projections of the cash flows of the Company set forth in the "1996 Five Year Business Plan", a copy of which has been provided to OPIC before the date hereof, are the Company's best good faith estimates of the cash flows of the Company for the period(s) covered therein.


SECTION 3.18. DISCLOSURE.

     All documents, reports or other written information pertaining to the Project (including, without limitation, the Sponsor Disclosure Report, the 1996 Five Year Business Plan referred to in Section 3.17, this Agreement, and the other Financing Documents) that have been furnished to OPIC are true and correct and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. There is no fact known to the Company, that has not been disclosed to OPIC in writing, the existence of which could reasonably be expected to have a Material Adverse Effect. No condition has arisen since the date of the Sponsor Disclosure Report that has or could reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV.
                   CONDITIONS PRECEDENT TO FIRST DISBURSEMENT

     Unless OPIC otherwise agrees in writing, the obligation of OPIC to make the first Disbursement of the Loan is subject to the prior fulfillment, to OPIC's satisfaction in its sole discretion, of the following conditions precedent and to their continued fulfillment on the date of the first Disbursement:


SECTION 4.01. CORPORATE AUTHORIZATION.

     OPIC shall have received satisfactory evidence of all necessary corporate documents and authorizations of the Company and the Sponsor, including without limitation certificates of Authorized Officers of the Company and the Sponsor, dated the Closing Date:

     (a) attaching a copy of each of the Charter Documents of the Company, as amended to date, certifying that the attached copies are true and complete and in full force and effect as of the Closing Date, together with evidence satisfactory to OPIC that such documents have been approved (to the extent such approval is required) by the competent governmental agencies and authorities in Ghana;

     (b) attaching a copy of the resolutions of the Board of Directors and any resolutions of shareholders of the Company and the Sponsor, and of all documents evidencing any other necessary corporate action (each such resolution and document satisfactory to OPIC in form and substance), authorizing it to execute, deliver and perform (in the case of the Company) this Agreement, the Notes, and (in the case of the Company and the Sponsor) each of the other Financing Documents to which it is or will be a party and to engage in the transactions herein contemplated, and certifying that the attached copies are true and complete and in full force and effect as of the Closing Date; and

     (c) certifying the names, titles and specimen signatures of the Persons who are authorized to execute and deliver on behalf of the Company or the Sponsor of this Agreement, the Notes, each of the other Financing Documents to which either the Company or the Sponsor is or will be a party and all other notices or instruments contemplated hereunder and thereunder.


SECTION 4.02. FUNDING ARRANGEMENTS.

     Suitable arrangements shall have been made for funding the Loan, which funding arrangements shall be satisfactory to OPIC in form and substance (all agreements and documents required in connection with such funding arrangements being collectively referred to herein as the "FUNDING DOCUMENTS"), including without limitation satisfaction by the Company of all conditions precedent contemplated by the Financing Documents to be satisfied by it as conditions precedent to the obligations of any other party to the Funding Documents and performance by the Company of all other obligations on its part to be performed prior to the making of the first Disbursement pursuant to any Financing Document, except, in each case, to the extent that any such condition precedent or the performance of any such obligation of the Company shall have been waived by the Person or Persons entitled to waive such condition precedent or performance under the terms of the applicable Financing Documents. Further the Company shall arrange for, and pay all costs associated with, the funding of the Loan, including without limitation the fees of all placement agents, paying agents and liquidity facility providers and their respective counsel, and all documents, instruments and approvals required in connection with such funding shall be satisfactory to OPIC in form and substance.


SECTION 4.03. FINANCING DOCUMENTS.

     OPIC shall have received the following documents, each of which shall be satisfactory to OPIC in form and substance, each of which shall have been duly executed by the Company and the other respective parties thereto and each of which shall be in full force and effect in accordance with its terms without default:

     (a) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of each of the following agreements and documents (the "LOAN DOCUMENTS"):

                  (i)     this Agreement;
                  (ii)    any Notes issued in connection with the Disbursement;
                  (iii)   the Project Completion Agreement;
                  (iv)    the Share Retention Agreement;
                  (v)     the Subordination Agreement; and
                  (vi)    the Intercreditor Agreements.

    (b) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of the following agreements and documents (the "SECURITY DOCUMENTS"), whereby the payment of all amounts due or to become due hereunder and under the Notes (including but not limited to principal, interest and fees) is secured by valid and enforceable first (or in the case of equipment of the Company that is subject to Liens under the Equipment Mortgages, second) Liens on all of the Company's assets, as described therein:

                  (i)     the Debenture;
                  (ii)    the Instrument of Charge;
                  (iii)   the Security Agreement;
                  (iv)    the New York Account Security Agreement;
                  (v)     the Refiner Consents; and
                  (vi) all such other agreements, documents or actions which in the opinion of OPIC or special legal counsel to OPIC in Ghana are necessary or advisable to secure the payment of all amounts due or to become due hereunder and under the Notes with valid, enforceable, and perfected first (or in the case of equipment of the Company that is subject to Liens under the Equipment Mortgages, second) Liens on all of the Company's assets.

Each of the Security Documents shall be in full force and effect and shall have been duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective against third parties the Liens intended to be created thereby, and the rights of OPIC thereunder, and OPIC shall have received evidence satisfactory to it that such filing and registration or recording has been made and that all stamp duties, taxes, charges and fees payable in connection therewith have been duly paid.

     (c) OPIC shall have received copies of the following documents, each of which shall be satisfactory to OPIC in form and substance, shall have been duly executed by the parties thereto and shall have been certified by an Authorized Officer of the Company as being true and complete and in full force and effect in accordance with its terms without default (the "PROJECT DOCUMENTS"):

                  (i)        the Mining Leases;
                  (ii)       the Deed of Warranty;
                  (iii)      the SEB Credit Agreements;
                  (iv)       the New SEB Credit Agreement;
                  (v)        the Caterpillar Loan Agreements;
                  (vi)       the Ecobank Documentation;
                  (vii)      the Expansion Loan Agreement;
                  (viii)     the Equipment Mortgages;
                  (ix)       the Sponsor Guarantees;
                  (x)        the Corporate Services Agreements;
                  (xi)       the Equipment Purchase Contracts;
                  (xii)      the Refining Contracts;
                  (xiii)     the Existing Hedging Contracts;
                  (xiv)      the MOF Letter;
                  (xv) all contracts relating to the design and construction of the Project with a value of $5,000,000 or more;
                  (xvi)      the Project Schedule;
                  (xvii) all other agreements and instruments pursuant to the terms of which the Company has or could in the future have any obligation or liability, contingent or actual, to the Sponsor or any Affiliate of the Sponsor (other than agreements or instruments for compensation of officers of the Company for their services as such at a rate established on an arm's length basis); and
                  (xviii) other construction, supply, lease, management or other relevant contracts reasonably required as conditions of Disbursement.

     (d) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of each of the Funding Documents required to fund the Loan on terms and conditions satisfactory to OPIC, including without limitation a Funding and OPIC Guaranty Agreement among the Company, OPIC and a paying agent satisfactory to OPIC.

The Loan Documents, the Security Documents, the Project Documents, and the Funding Documents, together with any other agreements or instruments pursuant to which the Loan or any portion thereof is made to the Company, are collectively referred to herein as the "FINANCING DOCUMENTS."

SECTION 4.04. GOVERNMENT APPROVALS.

     OPIC shall have received copies, certified by an Authorized Officer of the Company as true and complete and in full force and effect, of any registration, declaration, filing, governmental consent, license, approval, authorization, or permit required by the Government of Ghana or, in the opinion of special legal counsel to OPIC in Ghana, necessary or advisable, all of which are listed on
Schedule 4.04, including without limitation (i) approval of the Project for purposes of the OPIC Bilateral; (ii) registration of the Loan with the Bank of Ghana and foreign exchange consents permitting the remittance of all amounts payable under the Financing Documents; (iii) all approvals, permits and consents necessary for the Company to carry out the Project and its ongoing operations at the Teberebie Mine; (iv) foreign exchange consents necessary in connection with the Retention Agreement, (v) all approvals necessary for this Agreement, the Loan, the Note(s), and the other Financing Documents, and the payment of all amounts due or to become due with respect thereto, not to be subject to any Taxes, and (vi) approvals necessary for the performance by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.


SECTION 4.05. LAND.

     OPIC shall have received evidence in form and substance satisfactory to it that the Company, either directly or indirectly, has acquired complete leasehold rights to the land necessary for the Project, subject only to Permitted Liens.


SECTION 4.06. INSURANCE.

     OPIC shall have received from the insurer a copy of each insurance policy required by Section 6.06, showing OPIC's endorsement as additional insured, together with evidence that each such policy is in full force and effect without default.


SECTION 4.07. APPOINTMENT OF AGENT.

     OPIC shall have received evidence that: (i) the agent for service of process referred to in Section 8.03 has been duly appointed and holds such appointment without reservation until six months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agent;
(ii) the agent for service of process referred to in the Project Completion Agreement and the Share Retention Agreement have been duly appointed and holds such appointment without reservation until six months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agents; and (iii) the agent for service of process referred to in the Security Agreement and the New York Account Security Agreement has been duly appointed and holds such appointment without reservation until six months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agent.

SECTION 4.08. LEGAL OPINIONS.

     OPIC shall have received written opinions, dated the Closing Date, satisfactory to OPIC in form and substance, of (i) counsel to OPIC in Ghana,
(ii) counsel to the Company in Ghana, (iii) counsel to the Company in the United States; (iv) counsel to the Sponsor and PGH in the United States; and (v) counsel to OPIC in the United Kingdom.

SECTION 4.09. ENVIRONMENTAL IMPACT ASSESSMENT; ENVIRONMENTAL RECOMMENDATIONS.

     (a) The Company shall have provided OPIC with an environmental impact assessment which takes the implementation of the Project into account and which shall have been approved by the Ghanaian Environmental Protection Agency in connection with its issuance of the environmental permit required for the Project, and OPIC shall have been satisfied with the views and conclusions set forth therein.

     (b) The Company shall have provided OPIC with (i) a report summarizing its plans for implementation of the recommendations contained in Section 6 of the "Environmental Audit of Teberebie Goldfields Limited" prepared by Steffen, Robertson & Kirsten and dated January, 1995, and (ii) the anticipated schedule on which such implementation is to be accomplished.


SECTION 4.10. OTHER DOCUMENTS.

     OPIC shall have received such other certificates, opinions, agreements and documents, each satisfactory to OPIC in form and substance, as it may reasonably request.


                                   ARTICLE V.
                    CONDITIONS PRECEDENT TO EACH DISBURSEMENT

     Unless OPIC otherwise agrees in writing and save as otherwise provided herein, it shall be a condition precedent to the Company's right to each Disbursement (including the first Disbursement), that each of the following conditions be satisfied on the date of any such Disbursement:

SECTION 5.01. REPRESENTATIONS AND DEFAULTS.

     The representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such Disbursement as if made on such date, and on such date no

Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing.


SECTION 5.02. CHANGE IN CIRCUMSTANCES.

     At the time of each Disbursement, no circumstance shall exist, and no change of law or regulation of any governmental authority shall have occurred, that has had or could have a Material Adverse Effect.


SECTION 5.03. CERTIFICATION.

     The Company shall have furnished OPIC with a certificate of an Authorized Officer of the Company, dated the date of such Disbursement (i) certifying the satisfaction of the conditions set forth in Sections 5.01 and 5.02, (ii) setting forth the Project costs to which any prior Disbursements have been applied, and
(iii) setting forth the Project costs to which the present Disbursement will be applied and certifying that the proceeds of this Disbursement are presently needed for these purposes.


     SECTION 5.04. FINANCIAL INFORMATION AND CONSTRUCTION PROGRESS.

     Not less than 15 Business Days before the Closing Date, OPIC shall have received: (i) any Financial Statements, reports, and other information that the Company, pursuant to Section 6.09, would otherwise be required to furnish to OPIC on or before the Closing Date, and (ii) evidence, satisfactory to OPIC in form and substance, that the Project is being executed substantially in accordance with the Project Schedule with none of the milestones set forth therein being reached more than 90 days beyond the end of the quarter set forth therein for their accomplishment and the aggregate cost of the Project expended as of such Closing Date is such as not to pose any risk that the total cost of the Project will exceed $74,000,000 by more than 15%.


SECTION 5.05. EQUITY INVESTMENT.

     The aggregate outstanding principal amount of the Loan after giving effect to each Disbursement, when added to the aggregate principal amount of the Indebtedness of the Company under the SEB Credit Agreements, the New SEB Credit Agreement and the Caterpillar Loan Agreements, shall not exceed 300% of the aggregate amount by which the retained earnings of the Company as of the date of such Disbursement (or as of the end of the most recently completed fiscal quarter of the Company as to which the Company has delivered Financial Statements pursuant to Section 6.09(a) or (b)) exceed the retained earnings of the Company as of March 31, 1995. Evidence of such retained earnings shall be in form and substance satisfactory to OPIC and may include (in the case of retained earnings as of a date that is not the end of a fiscal quarter of the Company) certificates of the Company's independent accountants referred to in Section 6.07(a).


SECTION 5.06. PAYMENT OR REIMBURSEMENT OF EXPENSES.

     All fees and other amounts due to OPIC with respect to the making of the Loan, and all other amounts payable or reimbursable by the Company in connection with the making of the Loan, shall have been paid, including, but not limited to, (i) the Commitment Fee, (ii) the Facility Fee, (iii)any Taxes payable pursuant to Section 2.10, and (iv) any amounts payable pursuant to
Section 2.11(a), including the fees and expenses of OPIC legal counsel and business consultants and the costs of filing, registration and recordation of any of the Financing Documents.


SECTION 5.07. FUNDING ARRANGEMENTS.

     Suitable arrangements shall have been made for funding the Disbursement, in accordance with the Funding Documents, which funding arrangements shall be satisfactory to OPIC in form and substance, including without limitation satisfaction by the Company of all conditions precedent contemplated by the Financing Documents to be satisfied by it as conditions precedent to the obligations of any other party to the Funding Documents and performance by the Company of all other obligations on its part to be performed prior to the making of the first Disbursement pursuant to any Financing Document, except, in each case, to the extent that any such condition precedent or the performance of any such obligation of the Company shall have been waived by the Person or Persons entitled to waive such condition precedent or performance under the terms of the applicable Financing Documents.



                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     Unless OPIC otherwise agrees in writing, so long as the Commitment shall remain outstanding and until all amounts due and to become due hereunder and under the Notes shall have been paid in full, the Company covenants and agrees as follows:


SECTION 6.01. PROJECT COMPLETION.

     The Company shall construct and implement the Project promptly, shall apply the proceeds of the Loan exclusively to the Project (or to the repayment of Indebtedness incurred prior to the date hereof, the proceeds of which were applied exclusively to the Project), and shall use its best efforts to cause Project Completion to be achieved on or prior to December 31, 1998. If the Company becomes unable to achieve the completion undertakings set out in the preceding sentence, or becomes unable to meet its other obligations prior to Project Completion, the Company shall promptly so notify OPIC.


SECTION 6.02. COMPANY OPERATIONS.

     The Company shall duly and punctually perform its obligations under this Agreement, the Notes, and each of the other Financing Documents to which it is a party. The Company shall conduct its operations on the basis of customary commercial practice and arm's-length arrangements, with due diligence and efficiency and under the supervision of qualified and experienced management. The Company shall repair, replace and protect each of its assets to the extent required so that its business can be conducted properly at all times.


SECTION 6.03. MAINTENANCE OF RIGHTS AND COMPLIANCE WITH LAWS.

     The Company shall (i) whenever in its power to do so, acquire, maintain, and renew all rights, contracts, powers, privileges, leases, lands, sanctions, and franchises necessary for the conduct of its business and the performance of its obligations hereunder and under the other Financing Documents; (ii) conduct its business in compliance with all applicable Corrupt Practices Laws and in compliance in all material respects with all other applicable laws and directives of governmental authorities having force of law, including applicable environmental standards; and (iii) duly pay before they become overdue all Taxes, assessments and other government charges levied or imposed in any jurisdiction upon its property, earnings or business that, if not paid, could have a Material Adverse Effect, except amounts being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves shall have been established.


SECTION 6.04. GOVERNMENT APPROVALS; FOREIGN EXCHANGE CONSENTS.

     (a) The Company shall obtain, and shall at all times maintain in full force and effect, all material registrations, declarations, filings, governmental consents, licenses, approvals, authorizations, and permits (including, without limitation, those listed in Schedule 4.04) necessary for the performance by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.

     (b) Following each Disbursement of the Loan, the Company shall promptly cause such disbursed portion of the Loan to be duly registered or recorded with the Bank of Ghana and shall take all other steps necessary to secure the foreign exchange consents required for the payment of all amounts due hereunder and under the Notes. The Company shall furnish OPIC with a copy of each such registration, recording and consent.

SECTION 6.05. RETENTION ACCOUNTS.

     The Company shall cause all proceeds of any of its sales of gold, gold dore or gold ore to be deposited in the Gold Sales Proceeds Account and shall cause the Balance at all times be not less than the Debt Service Reserve Requirement. Capitalized terms used in this Section 6.05 and not otherwise defined in this Agreement have the meanings set forth in the New York Account Security Agreement.


SECTION 6.06. MAINTENANCE OF INSURANCE.

     (a) The Company shall maintain or cause to be maintained in effect insurance with respect to the Project (and with respect to equipment or other assets being acquired for use in the Project as to which the Company bears the risk of loss) against such hazards (including, without limitation, fire, lightning, collapse, wind and hail, explosion, smoke, aircraft and vehicles, riot, civil commotion, vandalism, other extended coverage risks, marine cargo losses, flood and earthquake, environmental impairment liability and environmental remediation (to the extent insurance for environmental impairment liability and environmental remediation is available (unless the Company shall have demonstrated to OPIC, and OPIC shall have concurred, that such insurance is not available on commercially reasonable terms), and any other hazards to the extent that properties of a nature similar to those included in the Project and in the same or similar localities are usually insured), in such form (including the form of the loss payable clauses) and with such insurers as shall be selected by the Company and approved by OPIC (such approval not to be withheld unreasonably), such insurance to be in such amount as the Company would, in the prudent management of its property, maintain, or would be maintained by others similarly situated in respect of property similar to the Project, PROVIDED that
(i) the amount of such insurance with respect to the Project shall not at any time be less than the greater of the total cost of the construction and acquisition of the Project (other than the cost of the land underlying the Project) or the amount of all obligations of the Company from time to time owing to OPIC under this Agreement or any other Loan Document, whether for principal, interest, fees, expenses or otherwise and (ii) such insurance shall be on a "no co-insurance/agreed-amount" basis.

     The Company shall also carry workers' compensation insurance, disability benefits insurance, and such other form of insurance which the Company is required by law to provide, covering loss resulting from injury, sickness, disability, or death of the employees of the Company, except, subject to OPIC's approval, to the extent the Company can become a qualified self-insurer under relevant statutes.

     The Company shall also carry business interruption insurance covering risk of loss as a result of the cessation or material interruption of the business of the Company for a period of 9 months or any part thereof and providing for payments during a period of 9 months of not less than $18,900,000.

     ALL insurance policies required hereby covering loss or damage to the Project shall name the Company and OPIC as additional insureds as their interests may appear and, shall provide that any payment thereunder for any loss or damage shall be made to OPIC (unless otherwise approved by OPIC), except that such policies may provide that any payment of less than $2,000,000 made in respect of any single casualty or other occurrence may be paid solely to the Company. OPIC shall apply all such proceeds as a prepayment of the Loan pursuant to Section 2.09, PROVIDED that if no Event of Default shall have occurred and be continuing, OPIC shall forthwith remit to the Company any proceeds paid to OPIC,
(i) upon certification by the Company that the property damaged or lost has been fully repaired or replaced, or (ii) if, within 60 days of the event giving rise to such payment of proceeds, OPIC shall have approved a plan submitted by the Company whereby the property damaged or destroyed by such event is to be fully repaired or replaced. All policies shall (unless the Company shall have demonstrated to OPIC, and OPIC shall have concurred, that such policies are not available on commercially reasonable terms) insure the interests of OPIC regardless of any breach or violation by the Company of warranties, declarations or conditions contained in such policies or any action or inaction of the Company or others; expressly provide that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such insured; waive any right of subrogation of the insurers to any rights of the Company or OPIC in respect of any liability of the Company or OPIC and any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Company or OPIC; provide that, if such insurance is canceled, terminated or materially changed for any reason whatsoever (other than non-payment of premium), the insurers will promptly notify the Company and OPIC and any such cancellation, termination or change shall not be effective as to the Company or OPIC for 30 days after receipt of such notice, and appropriate certification shall be made to the Company by each insurer with respect thereto; and provide, or each insurer shall agree with OPIC, that the insurer shall give OPIC 35 days' prior notice of the expiration of insurance under such policy in accordance with its terms if the Company has failed by such time to pay any premium due in respect of the renewal of insurance under such policy.

     (b) The Company shall, without cost to OPIC, maintain or cause to be maintained in effect insurance policies with respect to the Project insuring against liability for death of, or loss, injury or damage to, the person or property of others from such risks, in such form and with such insurers as shall (in the case of such risks, form and insurers) be selected by the Company and approved by OPIC (which approval shall not be unreasonably withheld) and in such amounts as the Company would in the prudent management of its property maintain, or would be maintained by others similarly situated in respect of property similar to the Project. Each of the insurance policies maintained in accordance with this Section 6.06(b) shall name the Company and OPIC as additional insureds thereunder with respect to the Project and shall (unless the Company shall have demonstrated to OPIC, and OPIC shall have concurred, that such policies are not available on commercially reasonable terms) insure the interests of OPIC regardless of any breach of or violation by the Company of, any declarations or conditions contained in such policies. Each such insurance policy shall (unless the Company shall have demonstrated to OPIC, and OPIC shall have concurred, that such a policy is not available on commercially reasonable terms) expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company) shall operate in the same manner as if there were a separate policy covering each insured, and shall provide that such insurance, as to the interest of OPIC therein, shall not be invalidated by the use or operation of the Project for purposes which are not permitted by such policy.

     (c) On or before the date of the first Disbursement hereunder and thereafter at intervals of not more than twelve calendar months (or less at the request of OPIC) until all obligations of the Company under the Loan Documents shall have been paid in full, the Company shall furnish to OPIC a certificate signed by a duly authorized representative of each insurer, showing the insurance then maintained by the Company pursuant to this Section 6.06 and stating that such insurance complies with the terms hereof. The Company shall cause the insurers with whom it maintains such insurance to agree to advise the Company and OPIC in writing promptly of any default in the payment of any premiums or any other act or omission on the part of the Company of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance.

     (d) In the event the Company fails to take out or maintain the full insurance coverage required by this Agreement or fails to keep the Project in good order and repair and in as reasonably safe condition as its operations permit, OPIC, upon 30 days' written notice (unless the aforementioned insurance would lapse within such period or such other event as would lessen the security for the Loan would occur, in which event notice should be given as soon as reasonably possible) to the Company of any such failure on its part, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges or complete the Project or make such repairs, renewals and replacements as may be necessary to maintain the Project in good order and repair and in as reasonably safe conditions as the Company's operations permit. All amounts so advanced therefor by OPIC shall become additional obligations of the Company to OPIC, and the Company will forthwith pay such amounts to OPIC, together with interest thereon at the default rate specified in Section 2.06(b) from the date so advanced.


SECTION 6.07. ACCOUNTING AND FINANCIAL MANAGEMENT.

     (a) The Company shall (i) maintain adequate management information and cost control systems, (ii) maintain a system of accounting, (iii) prepare its Financial Statements in accordance with U.S. GAAP, (iv) engage Coopers & Lybrand, Chartered Accountants, or other independent internationally recognized accountants satisfactory to OPIC to prepare an annual audit report on the Company's Financial Statements, (v) notify OPIC of any change in such accountants and the reason therefor, and (vi) upon OPIC's reasonable request to the Company, instruct such accountants to communicate directly with OPIC regarding the Company's accounts and operations. Without limiting the foregoing, the Company shall maintain the systems described in clauses (i) and (ii) and related management and accounting policies in a manner adequate to ensure compliance with applicable Corrupt Practices Laws.

     (b) The Company shall make arrangements satisfactory to OPIC for overseeing the financial operations of the Company, including its cash management, accounting and financial reporting, and for overseeing the Company's relationship with its lenders and independent accountants; such arrangements may include, but shall not be limited to, employing a chief financial officer to oversee the financial operations of the Company.


SECTION 6.08. FINANCIAL STATEMENTS AND OTHER INFORMATION.

     At its cost the Company shall furnish OPIC with financial information and reports expressed in U.S. dollars and in the English language, all prepared in accordance with U.S. GAAP, including but not limited to the following:

     (a) Within 60 days after the end of each fiscal quarter of each Fiscal Year, its unaudited Financial Statements, and a comparison between such Financial Statements and the projections for such fiscal quarter furnished pursuant to Section 6.08(f) below, all certified by the chief financial officer of the Company as being complete and correct, together with such officer's certificate that his or her review has not disclosed the existence of an Event of Default, or an event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, or, if any such event or condition then exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

     (b) Within 120 days after the end of each Fiscal Year, its audited Financial Statements, together with a certificate by the independent accountants reporting thereon describing briefly the scope of their examination (which shall include a review of the relevant terms of this Agreement) and certifying whether their examination has disclosed the existence of an Event of Default, or an event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, and if so, specifying the nature and period of existence thereof;

     (c) Until the Company shall have achieved Project Completion, a report within 45 days after the end of each fiscal quarter certified by an Authorized Officer setting forth in reasonable detail the progress of the Project, including (i) expenditures of funds, (ii) estimated future costs, (iii) unexpended funds available to the Company, (iv) the progress and percentage of completion of the major phases of Project construction and the total construction work of the Project, and (v) the acquisition of fixtures and equipment.

     (d) Within 45 days after the end of each Fiscal Year, a report certified by an Authorized Officer setting forth in reasonable detail all transactions during such Fiscal Year between (x) the Company and (y) the Sponsor or Affiliates of the Sponsor (other than arrangements for compensation of officers, employees or directors of the Company for their services as such at a rate established on an arm's length basis);

     (e) Within 30 days after the Company is required to make any report to the Government of Ghana pursuant to Section 17(a), 17(c), 17(e) and 17(f) of the Mining Leases, a copy of each such report, to the extent that any information it contains is not duplicative of other information to be provided by the Company pursuant to this Section 6.08;

     (f) Not later than 30 days prior to the beginning of each Fiscal Year, an annual operating forecast for the Company, including its projected quarterly Financial Statements for such Fiscal Year, together with a statement of the assumptions on which such forecast is based;

     (g) Within 90 days after the end of each Fiscal Year, the Self-Monitoring Questionnaire, in such form as OPIC may from time to time prescribe, and certified by an Authorized Officer as true and complete;

     (h) Notice of any change in the percentage of the proceeds of the Company's sales of gold or gold ore that the Company is permitted by the Government of Ghana or the Bank of Ghana to keep in bank accounts outside of Ghana, within 30 days after each such change;

     (i) Within 90 days after the end of each Fiscal Year, an environmental compliance report summarizing the environmental performance of the Project during such Fiscal Year and providing sufficient information for OPIC to monitor the performance of the Project with respect to environmental protection, including, at a minimum, narrative summaries of (i) the results of any environmental monitoring or sampling activity conducted at the Teberebie Mine,
(ii) accidents at the Teberebie Mine impacting the environment or resulting in the loss of life, and (iii) environmental deficiencies at the Teberebie Mine identified by the Ghanaian environmental regulatory authorities and any remedial actions taken or proposed to be taken with respect thereto;

     (j) Within 90 days after the date of effectiveness of any amendment to the Mining Law, a copy of such amendment together with a statement from the Company's Ghanaian counsel describing in reasonable detail what effect (if any) such amendment will have on the Company and the Project; and

     (k) Copies of all other annual or interim audit reports and management letters submitted to the Company by its independent accountants and such other information and data with respect to its operations (including without limitation supporting information as to compliance with this Agreement) as OPIC may reasonably request from time to time.

SECTION 6.09. ACCESS TO RECORDS; INSPECTION; MEETINGS.

     The Company shall, upon request of OPIC, give, or cause to be given, to any representatives of OPIC access during normal business hours to, and permit them to examine, copy and make extracts from, any and all records and documents in the possession or subject to the control of the Company relating to its operations and financial affairs, and to inspect any of its facilities or properties. If OPIC so requests, the Company shall give OPIC not less than 15 days' notice of, and shall permit an Authorized Officer of OPIC to attend, each meeting of its shareholders and of its directors. Subject to all applicable law, OPIC shall treat the information contained in such records and documents and received in such meetings, or otherwise received from the Company, as confidential information not to be disclosed to other Persons.


SECTION 6.10. NOTICE OF DEFAULT AND OTHER MATTERS.

     The Company shall immediately notify OPIC of (i) the occurrence of each Event of Default and of each event or condition known to any of its officers that with the passage of time or the giving of notice, or both, could constitute an Event of Default, (ii) any actions, suits, other legal proceedings or arbitral proceedings against the Company that involve claims aggregating more than the equivalent of $2,000,000, individually or in the aggregate, and (iii) the occurrence of any other condition or event (including government action) that could have a Material Adverse Effect.


SECTION 6.11. SECURITY DOCUMENTS.

     The Company at its cost shall take all actions necessary to maintain each of the Security Documents in full force and effect and enforceable in accordance with its terms and fully perfected and effective against third parties, including (i) making all necessary filings, registrations and recordations, (ii) making all necessary payments of stamp duties, fees, taxes and other charges,
(iii) issuance of any necessary supplemental documentation, such as continuation statements, (iv) discharge of all claims or other Liens adversely affecting the rights of OPIC in the property, rights or assets subject to any Security Document (other than Permitted Liens), (v) publication or other delivery of notice to third parties, (vi) deposit of title documents, and (vii) taking all actions necessary to ensure that all after-acquired property of the Company is subject to a valid and enforceable first-ranking Lien in favor of OPIC, subject to Permitted Liens. Without limitation to any of the foregoing, the Company will cause each party to any Refining Contract, other than the Company, to enter into a Refiner Consent contemporaneously with entering into such Refining Contract and will deliver a copy of such Refiner Consent to OPIC within 30 days after execution thereof.

SECTION 6.12. FINANCIAL RATIOS.

     The Company shall maintain the following financial ratios: (i) the ratio of the Company's Total Liabilities to its Tangible Net Worth shall not exceed 1.5 to 1.0; and (ii) the ratio of the Company's Current Assets to its Current Liabilities shall not be less than 1.0 to 1. For purposes of this covenant, any obligations denominated in gold shall be expressed in U.S. dollars at a rate equivalent to the Spot Market Price of Gold at the time as of which compliance with this covenant is being determined.


SECTION 6.13. ENVIRONMENTAL REQUIREMENTS.

     (a) The Company shall comply in all material respects with, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes, ordinances and directives, and all rules and regulations promulgated thereunder. The Company shall maintain all required permits, licenses, certificates and approvals relating to: (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (vi) other environmental, health or safety matters.

     (b) Except as set forth on Schedule 6.13, the Company shall carry out the Project and operate the Teberebie Mine in compliance with the Environmental Standards, PROVIDED that failure to comply with any requirement of the Environmental Standards shall not be a breach of this paragraph if, in order to comply with any other paragraph of this Section or as a condition to Project Completion (as defined in the Project Completion Agreement), the Company must provide OPIC with or implement a plan to comply with such requirement of the Environmental Standards.

     (c) Within one year after the first Disbursement of the Loan, the Company shall have complied with and fully implemented the "Environmental Action Plan" dated April 1996 prepared by Steffen, Robertson & Kirsten (the "Environmental Action Plan") and shall have provided OPIC with evidence satisfactory to OPIC establishing such compliance and implementation, PROVIDED that failure to implement any part of the Environmental Action Plan shall not be a breach of this paragraph if, in order to comply with any other paragraph of this Section or as a condition to Project Completion (as defined in the Project Completion Agreement), the Company must implement a plan that would bring the Company into compliance with such part of the Environmental Action Plan.

     (d)  Not later than July 31, 1997, the Company shall cause SGS Environment:
A Division of SGS Laboratory Services (Ghana) Limited to complete and provide OPIC with a supplemental Environmental Impact Study with regard to operations at the Teberebie Mine (the "Supplemental Environmental Impact Study"), which shall report on (i) the effect of the expansion and proposed expansion of waste dumps and operational units into wetland areas and (ii) the effect on the wetlands at or adjacent to the Teberebie Mine site from siltation due to ongoing erosion associated with expected future mine operations. The Supplemental Environmental Impact Study must be acceptable to OPIC and shall cover, without limitation effects on the hydrology of the area, impacts on surface and ground water quality, impacts on primary forested swamps and other environmentally sensitive resources, and impacts on rare palm species and threatened and endangered species of palms.

     (e) Not later than December 31, 1997, the Company shall provide OPIC with a proposed plan, based on the findings in the Supplemental Environmental Impact Study, for protection of forested swamps and environmentally sensitive resources, including mitigation or conservation measures the Company proposes to adopt. If OPIC is not satisfied with the proposed strategy, the Company shall prepare an analysis of alternatives, including an identification of operation and disposal locations that will have less impact on the forested swamps and will meet the requirements of the Environmental Standards for erosion and sediment control.

     (f) Not later than January 31, 1997, the Company shall provide OPIC with a plan, satisfactory to OPIC, to modify the system for treating cyanide at the Teberebie Mine to meet the Environmental Standards for total cyanide prior to effluent discharge to wetlands or other surface water bodies, including a schedule for implementation.

     (g) Not later than December 31, 1997, the Company shall have fully completed all aspects of implementation of the plan referred to in paragraph (f) hereof.



                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     Unless OPIC otherwise agrees in writing, so long as the Commitment shall remain outstanding and until all amounts due and to become due hereunder and under the Notes shall have been paid in full, the Company covenants and agrees as follows:


SECTION 7.01. MORTGAGE AND LIEN RESTRICTIONS.

     The Company shall not create, assume or otherwise permit to exist any Liens on any of its properties or assets, whether now owned or hereafter acquired, or in any proceeds or income therefrom, except for:

     (a) the Liens created under the Security Documents or pursuant to any of the other Financing Documents;

     (b)  the Equipment Mortgages;

     (c) any ownership interest or pre-emptive right of the Government of Ghana with respect to, or right of the Govermnent of Ghana to seize or distrain, gold or other minerals as set forth in the Mining Law, the Deed of Warranty or the Mining Leases, as each thereof is in effect on the date hereof;

     (d) Liens for Taxes or other statutory Liens that are being contested or litigated in good faith;

     (e) Liens securing Indebtedness referred to in Section 7.02(f) if the Company shall have provided information satisfactory to OPIC in OPIC's sole discretion demonstrating that such Liens could not in any way interfere with OPIC's rights as a secured creditor of the Company or its ability to enforce such rights without restriction or interference or as to which OPIC shall have issued a written waiver of the restrictions contained in this Section 7.01; and

     (f) any mechanic's, worker's or other like Liens arising by mandatory provision of law securing obligations incurred in the ordinary course of business that are not yet overdue or that are being contested or litigated in good faith.


SECTION 7.02. INDEBTEDNESS.

     The Company shall not incur, assume, guarantee, or permit to exist or otherwise become liable for Indebtedness except:

     (a)  that provided herein and in the Notes;

     (b) Indebtedness consisting of trade credit from suppliers of goods or services incurred in the ordinary course of business and on terms requiring payment in full in not more than 90 days;

     (c) Indebtedness consisting of not more than $500,000 of principal owed under the Ecobank Documentation and other Indebtedness thereunder that does not consist of principal owed;

     (d) Indebtedness consisting of not more than $4,000,000 of principal owed under the SEB Credit Agreements and other Indebtedness thereunder that does not consist of principal owed;

     (e) prior to the date of the Disbursement hereunder, Indebtedness to the Sponsor pursuant to the Expansion Loan Agreement;

     (f) Indebtedness to the Sponsor, PGH or PGL that is subordinated to the Loan on the terms set forth in the Subordination Agreement;

     (g) Indebtedness consisting of not more than the Dollar equivalent of SEK 94,500,000 of principal owed under the New SEB Credit Agreement (at the exchange rate provided therein) and other Indebtedness thereunder that does not consist of principal owed;

     (h) Indebtedness consisting of not more than $20,513,200 of principal owed under the Caterpillar Loan Agreements and other Indebtedness thereunder that does not consist of principal owed; and

     (i) other Indebtedness, PROVIDED that the Company's ratio of Total Liabilities to Tangible Net Worth shall not at any time exceed 1.5 to 1.0.


SECTION 7.03. DEBT SERVICE COVERAGE RATIO.

     At all times before the Completion Date while the Sponsor has paid less than an aggregate of $9,000,000 pursuant to Section 3(b) of the Project Completion Agreement, the Company shall not permit the Debt Service Coverage Ratio at any time to be less than 1:1; and at all other times the Company shall not permit the Debt Service Coverage Ratio at any time to be less than 1.4:1.


SECTION 7.04. PREPAYMENT OF INDEBTEDNESS UNDER THE SEB CREDIT AGREEMENTS.

     The Company shall not make or permit to be made on its behalf any prepayment of Indebtedness outstanding under the SEB Credit Agreements, the New SEB Credit Agreement or the Caterpillar Loan Agreements in advance of the respective repayment schedules set forth therein.


SECTION 7.05. NO ALTERATION OF Agreements.

     (a) The Company shall not terminate, amend or grant any waiver of, or assign any of the respective duties or obligations under, any of its Charter Documents or any provision of any of the Financing Documents to which it is a party (other than amendments or waivers, either to correct manifest error or which are of a formal, minor, or technical nature and do not change materially any Person's rights or obligations, PROVIDED that the Company promptly gives OPIC notice of such amendment or waiver).

     (b) The Company will not amend any provision of the SEB Credit Agreements, the New SEB Credit Agreement; the Caterpillar Loan Agreements, or the Ecobank Documentation in any manner that could materially adversely affect OPIC, it being understood that any amendment that would (i) increase the aggregate principal amount of Indebtedness or rate of interest payable under any such agreement, (ii) accelerate the date upon which any payment of principal of, or interest with respect to, any such Indebtedness is required to be made, or (iii) amend any covenant, acceleration, or default provision in any manner that could reasonably be expected to increase the likelihood of the occurrence of a default under any thereof shall, without limitation, be deemed to materially adversely affect OPIC.


SECTION 7.06. RESTRICTED PAYMENTS.

     The Company shall not make any Restricted Payments until all amounts due or to become due hereunder or under the Notes shall have been paid in full; PROVIDED that the Company may (subject to the mandatory prepayment provisions set forth in Section 2.09(b)) make any Restricted Payment if (i) no Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing or would exist and be continuing after giving effect to such Restricted Payment; (ii) after giving effect to such Restricted Payment (A) the Company's Tangible Net Worth would not be less than $45,000,000 and (B) the aggregate amount of all Restricted Payments paid in any Fiscal Year of the Company would not exceed (x) seventy percent (70%) of the Company's Net Income for the preceding Fiscal Year, as shown in the Company's audited Financial Statements or (y) if audited Financial Statements for such preceding Fiscal Year have not yet been delivered to OPIC but at least 90 days have passed from the end of such preceding Fiscal Year, thirty-five percent (35%) of the Company's Net Income for such preceding Fiscal Year, as shown in the Company's unaudited Financial Statements for such Fiscal Year, as certified to OPIC by an Authorized Officer of the Company before such Restricted Payment is made, unless, in either such case, the Loan is prepaid at the time of such Restricted Payment in the amount of such excess; and (iii) in the case of any Restricted Payment made after the date of Project Completion, the Company shall have provided OPIC with a certificate stating that the ratio of (x) the Company's Cash Available for Debt Service for the four most recently completed fiscal quarters of the Company, taken as a single accounting period, to (y) the Company's Debt Service, as projected by the Company in good faith, for the four next succeeding fiscal quarters of the Company, taken as a single accounting period, is not less than
2.00 to 1, together with a statement in reasonable detail of the method by which such ratio was calculated by the Company and the assumptions on which it is based. No Restricted Payments referred to in clause (ii) (B) (y) of the proviso to the foregoing sentence may be made unless arrangements satisfactory to OPIC shall have been made for the repayment to the Company of any part of such Restricted Payments that prove to have exceeded seventy percent (70%) of the Company's Net Income for the preceding Fiscal Year, as shown in the Company's audited Financial Statements.

SECTION 7.07. CONDUCT OF BUSINESS WITH SPONSOR.

     (a) The Company shall not directly or indirectly conduct any business with, or enter into any business transaction involving, the Sponsor or any Affiliate of the Sponsor, except on an arm's length basis and subject to the reporting requirement set forth in Section 6.08(d).

     (b) The Company shall not pay, or incur or assume any obligation to pay, any amount to the Sponsor or any Affiliate thereof, including without limitation salaries, bonuses, commissions, management fees, consulting fees, technical assistance fees and debt service; PROVIDED that, subject to Section 7.07(a), the Company may pay or incur or assume obligations to pay (i) Restricted Payments to the extent permitted by Section 7.06, (ii) compensation to officers, employees or directors of the Company that are also Affiliates of the Sponsor for services as an officer, employee or director of the Company, and (iii) fees to PGL or any Affiliate of PGL pursuant to the terms of the Corporate Services Agreements in an amount not to exceed $500,000 in any Fiscal Year of the Company, (iv) amounts paid to reimburse PGL or any Affiliate of PGL for the cost of services provided to or for the benefit of the Company by any third-party service provider pursuant to the terms of the Corporate Services Agreements in an amount not to exceed $1,000,000 in any Fiscal Year, and (v) any other amount not referred to in the immediately preceding clauses (i) through (iv) (subject to the mandatory prepayment provisions set forth in Section 2.09(b)) if, after giving effect to the payment of such other amount (x)no Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing and (y) the Company shall be in compliance with the financial ratios set forth in
Section 6.13.


SECTION 7.08. CONDUCT OF BUSINESS WITH GOVERNMENT.

     The Company shall not agree to sell gold directly or indirectly to the Government of Ghana at a price below the Spot Market Price of Gold.


SECTION 7.09. SALE OF ASSETS; MERGERS.

     The Company shall not:

     (a) sell, assign, convey, lease or otherwise dispose of all or a substantial part of its assets or properties, whether now owned or hereafter acquired, except for the replacement of a capital asset with an asset of equal or greater value;

     (b) dissolve, liquidate, wind up, have a receiver appointed to take possession of its assets or otherwise cease to do business;

     (c)  create any subsidiaries;

     (d) acquire by purchase or otherwise any of the shares of capital stock or assets of another Person; or

     (e)  merge or consolidate with any Person;

PROVIDED that the Company may create and contribute assets valued at not more than $3,000,000 in the aggregate to one or more subsidiaries or joint ventures if (i) each shareholder or joint venturer therein (other than the Company) has been approved by OPIC and (ii) the sole activity thereof at all times is the conduct of exploration activities carried on to locate or assess the quality or extent of gold or diamond deposits within Ghana other than the Teberebie Mine.


SECTION 7.10. LEASE OBLIGATIONS.

     The Company shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, if the annual rental payable under such lease, when aggregated with the annual rentals payable under all other leases already entered into by the Company, would exceed $500,000 or its equivalent in any Fiscal Year.


SECTION 7.11. HEDGING ARRANGEMENTS.

     The Company shall not without OPIC's prior written consent, which shall not be unreasonably withheld, enter into any Hedging Arrangement other than the purchase of put options that give the Company the right to sell not more than 36,000 troy ounces of gold per month at a price not less than $310 per troy ounce.


SECTION 7.12. Ordinary Conduct of BUSINESS.

     The Company shall not:

     (a) carry on any business other than (i) completion and operation of the Project and the Teberebie Mine; and (ii) exploration activities costing less than $3,000,000 in any Fiscal Year of the Company (including any amounts contributed in such Fiscal Year to any subsidiary or joint venture referred to in the proviso to Section 7.09) that are carried on for the purpose of locating or assessing the quality or extent of gold or diamond deposits within Ghana other than at the Teberebie Mine, and the Company shall not take any action that would constitute or result in any material alteration to the nature or scope of that business;

     (b)  materially change the nature or scope of the Project;

     (c)  make any investments outside the ordinary course of business;

     (d) change its name or take any other action that might adversely affect the Liens created by the Security Documents;

     (e) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other Person;

     (f) purchase any equity securities of, make or permit to exist any loans or advances to, invest or acquire any interest whatsoever in, or assume, guarantee, endorse or otherwise become directly or contingently liable for any obligation or Indebtedness of, any Person, other than the endorsement of negotiable instruments for collection in the ordinary course of business and the prudent investment of idle surplus funds in readily marketable
Dollar-denominated debt securities; or

     (g) fail to maintain its corporate existence and its right to carry on its operations.


SECTION 7.13. WORKER RIGHTS.

     The Company shall not take any action to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company shall not require employees to work more than eight hours per day for six consecutive days (a "standard work week"), except with financial remuneration at a rate in excess of that to which such workers would otherwise be entitled for working a standard work week. The Company shall not employ workers under the age of 16 years. The Company further agrees to observe applicable laws relating to a minimum age for employment of children and acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety, and not to use forced labor. The Company is not responsible under this Section 7.13 for the actions of a government.



                                  ARTICLE VIII.
                              DEFAULTS AND REMEDIES


SECTION 8.01. EVENTS OF DEFAULT.

     The occurrence and continuation of any of the following events or circumstances shall constitute an "EVENT OF DEFAULT" hereunder:

     (a) The Company fails to pay when due any principal or interest payable pursuant to any Note or any other amount payable pursuant to this Agreement;

     (b) The Company fails to pay when due any principal of or interest on any of its Indebtedness other than the Loan, and such failure continues beyond the grace period, if any, applicable thereto; or a default occurs under any agreement or instrument evidencing, or under which the Company has outstanding at the time, any such Indebtedness and such default continues beyond the grace period, if any, applicable thereto, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness;

     (c) Any representation or warranty made by or on behalf of the Company in this Agreement, or in any notice or other certificate, document, Financial Statement or other statement delivered pursuant hereto, proves to have been incorrect in any material respect when made;

     (d) The Company fails to comply with any covenant or provision set forth in Section 6.10 or Article VII, or the Sponsor fails to perform any of its obligations under the Project Completion Agreement or the Share Retention Agreement;

     (e) The Company fails to comply with or perform any agreement or covenant contained herein other than those referred to in Sections 8.01 (a), (b), (c) and
(d) above, and such failure continues for 30 days after the occurrence thereof;

     (f) Any authorization, consent or approval of any governmental agency or public authority necessary for the execution, delivery or performance of this Agreement, the Notes, or any of the other Financing Documents or for the validity or enforceability of any of the Company's obligations under this Agreement, the Notes or any of the other Financing Documents, is not effected or given or is withdrawn or ceases to remain in full force and effect;

     (g) The Deed of Warranty or either of the Mining Leases are amended or terminated without OPIC's consent, or the Company violates any term of the Deed of Warranty or either of the Mining Leases that would result in the termination thereof or give the Government of Ghana the right to terminate any thereof;

     (h) The Government of Ghana gives notice of a termination under Section 28 of either of the Mining Leases;

     (i) This Agreement, the Notes, or any of the other Financing Documents at any time for any reason ceases to be in full force and effect, or is declared to be void or is repudiated, or the validity or enforceability hereof or thereof is at any time contested by the Company, or, in the case of the Security Documents, ceases to give or provide the respective Liens, rights, titles, remedies, powers, or privileges intended to be created thereby;

     (j) Any governmental authority condemns, nationalizes, seizes or otherwise expropriates any substantial portion of the assets or the capital stock of the Company or takes any action that would prevent the Company from carrying on any material part of its business or operations;

     (k) The Company or any other party fails to comply with or perform any of its material obligations or undertakings set forth in any Financing Document (other than this Agreement, the Project Completion Agreement and the Share Retention Agreement) and such failure continues for 30 days after the occurrence thereof;

     (l) The Company or, prior to Project Completion, the Sponsor (i)applies for, or consents to the appointment of, a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets or enters into any voluntary dissolution, winding up or liquidation proceeding,
(ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due or generally fails to pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or arrangement with creditors or to take advantage of any bankruptcy or insolvency laws,
(v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding where such action or failure to act will result in a determination of bankruptcy or insolvency against it;

     (m) Without its application, approval or consent, a proceeding is instituted in any court of competent jurisdiction or by or before any government or governmental agency of competent jurisdiction, seeking in respect of the Company or, prior to Project Completion, the Sponsor: adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of Indebtedness, the appointment of a trustee, receiver, liquidator or the like of it or of all or any substantial part of its property or assets, or other like relief in respect of it under any bankruptcy, reorganization or insolvency law; and, if such proceeding is being contested by it in good faith, the same continues undismissed for a period of 120 days;

     (n) Any final judgment or judgments for the payment of money in an aggregate amount in excess of $2,000,000 or its equivalent in another currency is rendered against the Company, and such judgment or judgments is not satisfied or discharged within 60 days of entry;

     (o) Any environmental claim shall have been asserted against the Company or any other party to the Financing Documents, and such claim could reasonably be expected to have a Material Adverse Effect; or

     (p) Any event shall have occurred that, in the reasonable judgment of OPIC, could have a Material Adverse Effect.

SECTION 8.02. REMEDIES UPON EVENT OF DEFAULT.

     (a) Except as otherwise provided in Section 8.02(b), if any Event of Default has occurred and is continuing, OPIC may at any time in its sole discretion do any one or more of the following: (i) suspend or terminate the Commitment, (ii) declare, by written demand for payment to the Company, any portion or all of the Loan to be due and payable, whereupon such portion of the Loan, together with interest accrued thereon and all other amounts due under this Agreement, the Notes, and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives, or (iii) without notice of default or demand, proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Agreement, any Note, or any other Financing Document, or in aid of the exercise of any power granted in this Agreement, any Note, any other Financing Document, or by law, or may proceed to enforce the payment of any Note.

     (b) Upon the occurrence of an Event of Default referred to in Sections 8.01(1) or (m), (i) the Commitment shall automatically be terminated, and
(ii) the Loan, together with interest accrued thereon and all other amounts due under this Agreement, the Notes, and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives.


SECTION 8.03. JURISDICTION AND CONSENT TO SUIT.

     (a) Without prejudice to OPIC's or the Company's right to bring suit in any appropriate domestic or foreign jurisdiction, any proceeding to enforce this Agreement, any Note, or any other Financing Document to which the Company is a party (unless otherwise specified) may be brought by OPIC in any state or federal court of competent jurisdiction in the District of Columbia of the United States of America or in any other jurisdiction where the Company or any of its property may be found. The Company hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. The Company further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation.

     (b) Prior to the first Closing Date, the Company shall irrevocably designate and appoint CT Corporation System, 1025 Vermont Avenue, N.W., Washington, D.C. or another agent satisfactory to OPIC for service of process in the District of Columbia as its authorized agent to receive and forward on its behalf service of process in any such proceeding, and shall provide OPIC with evidence of the prepayment in full of the fees of such agent. The Company agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Company shall maintain such appointment (or that of a successor satisfactory to OPIC) continuously in effect at all times while the Company is obligated under the Finance Agreement or any Note. Nothing herein shall affect OPIC's right to serve process in any other manner permitted by applicable law.

     (c) OPIC shall have the option in its sole discretion to refer any dispute, controversy or claim arising out of or relating to this Agreement, the Notes or any other Financing Agreement, or the breach, termination or validity hereof or thereof, including any dispute concerning the scope of this Section 8.03(c), for final settlement by arbitration in accordance with the arbitration provisions set forth in Schedule 8.03. The Company hereby expressly and irrevocably submits to the jurisdiction of the arbitral tribunal appointed in accordance with the procedures set forth in Schedule 8.03 with respect to any such dispute, controversy or claim, to the exclusion of the jurisdiction of the legal, equitable or arbitral courts of the Republic of Ghana or of any other country or jurisdiction. The Company shall not in any event have the right to refer any such dispute, controversy or claim to arbitration.


SECTION 8.04. JUDGMENT CURRENCY.

     This is an international loan transaction in which the specification of Dollars is of the essence, and such currency shall be the currency of account in all events. The payment obligation of the Company hereunder and under the Notes shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars in the United States of America under normal banking procedures does not yield the amount of Dollars then due. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of Dollars at the place such amount is due, OPIC shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount of Dollars then due. In the event OPIC, upon the conversion of such judgment into Dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the Company shall be entitled to immediate reimbursement of the excess amount.


SECTION 8.05. IMMUNITY.

     The Company represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, the Notes, and each of the other Financing Documents to which it is a party, that the making and performance of this Agreement, the Notes, and such other Financing Documents and the borrowings by the Company pursuant hereto constitute private and commercial acts rather than governmental or public acts and that neither the Company nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Notes, and such other Financing Documents. To the extent that the Company may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, any Note or any other Financing Document to which it is a party, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.



                                   ARTICLE IX.
                                  MISCELLANEOUS


SECTION 9.01. NOTICES.

     Each notice, demand, report or other communication relating to this Agreement shall be in writing, shall be hand-delivered or sent by mail (postage prepaid), telegram or facsimile transmission (with a copy by mail to follow, receipt of which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses, or to such other address or number as each party shall have last specified by notice to the other parties:

     To the Company:

            Teberebie Goldfields Limited
            P.O. Box 6
            Tarkwa
            Ghana

                (Attention: Lucien Girard)

            (Facsimile: 011-233- 362-273)

            with copies to:

            The Pioneer Group, Inc.
            60 State Street
            Boston, Massachusetts 02109

            United States of America

                (Attention: Donald H. Hunter)

            (Facsimile: 617-422-4296)

            and

            Hale and Dorr
            The Willard Office Building
            1455 Pennsylvania Avenue, N.W.
            Washington, DC 20004

                (Attention: David Sylvester, Esq.)

            (Facsimile: 202-942-8484)

     To OPIC:

            Overseas Private Investment Corporation
            1100 New York Avenue, N.W.
            Washington, D.C. 20527
            United States of America

                (Attn: Vice President for Finance
                         (Facsimile: 202-408-9866)
                Re: Teberebie project).

Either party may, by written notice to the other, change the address to which such communications should be sent to it.


SECTION 9.02. ENGLISH LANGUAGE.

     All documents to be furnished or communications to be given or made under this Agreement, the Notes, and each of the other Financing Documents to which the Company is a party shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by an Authorized Officer of the Company, which translation shall be the governing version between the Company and OPIC.

SECTION 9.03. GOVERNING LAW.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.


SECTION 9.04. SUCCESSION.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, PROVIDED that the Company shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest herein or obligations hereunder.


SECTION 9.05. SURVIVAL OF AGREEMENTS.

     Each agreement, representation, warranty and covenant contained or referred to in this Agreement shall survive any investigation at any time made by OPIC and shall survive the Disbursement of the Loan, except for changes permitted hereby, and, save as otherwise provided in Section 2.11, shall terminate only when all amounts due or to become due under this Agreement and the Notes are paid in full.


SECTION 9.06. INTEGRATION; AMENDMENTS.

     This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented or amended only by an instrument in writing signed by Authorized Officers of the Company and OPIC.


SECTION 9.07. SEVERABILITY.

     If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (i) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby, and (ii) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.


SECTION 9.08. NO WAIVER.

     (a) No failure or delay by OPIC in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights,powers or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

     (b) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.


SECTION 9.09. WAIVER OF JURY TRIAL.

     The Company and OPIC each hereby irrevocably waives, to the fullest extent permitted by law, any right to have a jury participate in resolving any dispute arising out of, in connection with, related to, or incidental to the relationship between them established by this Agreement, the Notes, any other Financing Document and any other instrument, document or agreement entered into in connection with this Agreement or the transactions contemplated hereby.


SECTION 9.10. WAIVER OF LITIGATION PAYMENTS.

     In the event that any action or lawsuit is initiated by or on behalf of OPIC in Ghana or elsewhere against the Company or any other party to any Financing Document, the Company, to the fullest extent permissible under applicable law, irrevocably waives its right to, and agrees not to request, plead, or claim that OPIC and its successors, transfers, and assigns (any such Person, an "OPIC PLAINTIFF") post, pay, or offer, any cautio judicatum solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such action or lawsuit (any such bond, fee, payment, or measure, a "LITIGATION PAYMENT"), and the Company further waives any objection that it may now or hereafter have to an OPIC Plaintiff's claim that such OPIC Plaintiff should be exempt or immune from posting, paying, making or offering any such Litigation Payment.


SECTION 9.11. INDEMNITY.

     To the extent permitted by law, the Company indemnifies and holds harmless OPIC and each of its directors, officers, employees, agents, counsel, subsidiaries and Affiliates (the "INDEMNIFIED PERSONS") from and against any and all losses, liabilities (or actions in respect thereof), obligations, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation attorneys' fees and expenses as they are incurred in connection with investigating, preparing, or defending any such action or claim) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement. the Financing Documents or any of them or any of the transactions contemplated hereby or thereby; provided, that the indemnity shall not apply to the extent that there is a final determination that the Loss resulted from (a) the gross negligence or willful misconduct of such Indemnified Person; (b) a failure by OPIC to fulfill its guarantee obligations under the Funding Documents with respect to the Loan; or (c) a failure by the Company to pay its financial obligations under the Financing Documents (except to the extent arising from fraud or misrepresentation). This indenmity obligation shall survive the expiration, termination or other modification of this Agreement.


SECTION 9.12. FURTHER ASSURANCES.

     From time to time, the Company shall execute and deliver to OPIC such additional documents as OPIC may require to carry out the purposes of this Agreement or the Financing Documents or to preserve and protect OPIC's rights as contemplated herein or therein.


SECTION 9.13. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its Authorized Officer as of the date first above written.



                                        TEBEREBIE GOLDFIELDS LIMITED





                                        By: /s/
                                           ------------------------------------
                                        Its:  Managing Director
                                            -----------------------------------



                                        OVERSEAS PRIVATE INVESTMENT
                                         CORPORATION



                                        By: /s/
                                           ------------------------------------
                                        Its:  Investment Officer
                                            -----------------------------------




                       [Exhibits Intentionally Omitted]